Exhibit 2.1

STOCK PURCHASE AGREEMENT

dated as of December 31, 2004

by and between

TECO SOLUTIONS, INC.,

a Florida corporation

as Seller,

and

BCH HOLDINGS, INC.,

a Florida corporation

As Purchaser,

with respect to all

outstanding shares of

BCH MECHANICAL, INC.,

a Florida corporation

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of December 31, 2004, is made and entered into by and between TECO SOLUTIONS, INC., a Florida corporation (“Seller”), and BCH Holdings, Inc., a Florida corporation (“Purchaser”). Purchaser on one hand and Seller on the other being sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms not otherwise defined herein have the meanings set forth in Section 9.01.

WHEREAS, Seller owns, beneficially and of record, all of the outstanding shares (the “Shares”) of BCH Mechanical, Inc., a Florida corporation (the “Company”);

WHEREAS, the holder of a majority of shares of Purchaser is a current Vice President of the Company and is closely involved with all current operations of the Company; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

SALE OF SHARES AND CLOSING

1.01 Purchase and Sale. Seller agrees to transfer and sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

1.02 Purchase Price.

(a) In consideration of the purchase and sale described above, subject to the conditions set forth below, Purchaser shall pay to Seller an aggregate sum (the “Purchase Price”) equal to the sum of the following items, determined as of December 31, 2004: (i) the amount of the Accounts Receivable less (ii) Accounts Payable. The foregoing amount shall be reflected in a determination finalized by Seller (in the form of schedules) in cooperation with Purchaser within 10 days following Closing, subject to adjustment as appropriate based upon subsequent review of the Company’s records in accordance with Section 1.06. Between December 14, 2004 and December 31, 2004, receivables and payables shall be accrued in the ordinary course of business consistent with GAAP and (to the extent consistent with GAAP) consistent with past practices. Notwithstanding the foregoing, it is understood and agreed that the first $110,000 of Accounts Payable payments made by the Company subsequent to Closing with respect to obligations under any rental agreement between the Company and Stephen G. Blume shall be excluded from the calculation of Accounts Payable paid within the meaning of Section 1.03(a)(ii).

(b) The Company shall be funded by Seller for accrued vacation time, projected insurance costs, certain payroll costs and payoff of the Vehicle Agreements as follows.

(i) The Company shall accrue vacation time earned by its employees during the 2004 calendar year as of the Closing and the amount of the accrued vacation time (earned but not used, and not to exceed 40 hours in the case of any individual employee) shall be paid by Seller to the Company within ten (10) days following the Closing.

(ii) In addition, Seller shall pay to Company the sum of $250,000 towards insurance or self-insurance costs of the Company for general liability and employer liability risks arising prior to the Closing, together with an additional sum of $250,000 towards post-Closing lease costs, and such sums shall be paid by Seller to the Company within ten (10) days following the Closing.

(iii) Seller is responsible for paying to the Company all Payroll Costs through December 31, 2004 (with payroll check-issuance date of January 7, 2005) or the Closing, whichever is later.

(iv) The Company currently uses the vehicles described in Schedule 1.02(b)(iv) and obtains certain services with respect to said vehicles pursuant to the Vehicle Agreements. On or after Closing, Seller shall pay to Gelco Corporation, d/b/a GE Fleet Capital Services (“GEFCS”) the sum of $756,647 in consideration for contemporaneous delivery of a full and complete release by GEFCS of the Seller, its Affiliates and Company from, and termination of, the Vehicle Agreements and the transfer of title to said vehicles to the Company, on an “AS IS, WHERE IS” basis; provided that the Company pays to GEFCS the balance due upon any amounts payable to GEFCS in connection with the Vehicle Agreements (for vehicles used by the Company and described in Schedule 1.02(b)(iv)) which are in excess of the $756,647 amount set forth herein, and an original of the aforesaid release of Seller and its Affiliates (specifically identifying BCH Mechanical as a released party) is delivered to Company.

(c) If a dispute relating to the Purchase Price under this Section 1.02 arises, Purchaser and Seller shall submit the dispute to a mutually acceptable national practice certified public accounting firm (“Independent Firm”) for a review and an independent determination of the amount of the Purchase Price. The Independent Firm shall resolve such dispute by selecting either the amount proposed to it by Seller or the amount proposed to it by the Purchaser, whichever is the closest to being correct in the Independent Firm’s professional judgment. The Independent Firm shall take all such actions (including without limitation, any audit procedures) as shall be necessary to determine the Purchase Price and shall render a written report to the Purchaser and Seller stating its resolution of the dispute. The Independent Firm shall endeavor to provide this written report within thirty (30) days. During such thirty (30) day period, the parties shall afford the Independent Firm full access (subject to reasonable restrictions on the disclosure of confidential information) to any and all records and work papers relating to the dispute. The parties shall use their reasonable best efforts to make available any work papers created in connection with the calculation of the Purchase Price and the assistance of their respective accountants as shall be necessary to enable the Independent Firm to review the calculation of the Purchase Price. The Independent Firm’s decision shall be final, conclusive and binding on all parties. The fees and expenses of the Independent Firm shall be paid by the parties equally, but borne ultimately by the non-prevailing party.

1.03 Payment of Purchase Price.

(a) Purchaser shall pay to Seller, for any month after Closing, the net of (i) any Accounts Receivable collected by the Company during such month, (ii) less Accounts Payable paid during such month and (iii) less the sum of $25,000 for the months of January through June 2005, until all Accounts Receivable are collected or, from an accounting standpoint, written off and all Accounts Payable are paid or excused. If the foregoing net amount is a negative number for any month, Seller shall pay such amount to Purchaser. Payment by Purchaser (or Seller) shall be made on the 15th day of the month following each month for which the above payments are calculated, except that payment for January 2005 shall be made on February 28, 2005. The Purchase Price is thus contingent on collection by Purchaser of Accounts Receivable. Purchaser and Company agree not to assign any Accounts Receivable, compromise or settle any Accounts Receivable, or to take any other action that would delay or prevent the collection of any such Accounts Receivable by the Company, without the prior written consent of Seller. Purchaser agrees to diligently pursue the collection of each Account Receivable, to report to Seller by the close of business Monday of each week the results of collection activity for the immediately preceding week, to promptly provide to Seller a copy of each item of written correspondence to or from each customer regarding payment or non-payment of any Account Receivable, and to respond to reasonable inquiry made by Seller from time to time on the status of collections. Seller shall be entitled, in furtherance of the collection process, to contact the obligor on any Account Receivable that Seller reasonably deems to be a slow pay account. In consideration for its diligent pursuit of collections, Purchaser shall be entitled to retain a collection fee on each Account Receivable collected, as follows (based on the age of such receivable as of December 14, 2004): 5% on each receivable aged 0-30 days or accrued on or after December 14, 2004, 15% on each receivable aged 31-60 days, 20% on each receivable aged 61-90 days, and 35% on each receivable aged 91-120 days. For the purposes of the foregoing, any Retainage amounts shall be treated as receivables aged 0-30 days, irrespective of the actual duration of the Retainage. Receivables aged greater than 120 days as of December 14, 2004 shall not be counted in determining the Purchase Price. Company shall be entitled to engage third parties to assist in collection efforts, such as attorneys or collection agencies, subject to the prior written approval of Seller respecting collection agency or attorney and their respective fees, and in such event the amount of the Account Receivable collected, for all purposes hereunder (including calculation of the percentage collection fee due Purchaser) shall be determined net of the third party collection fee described in this sentence. In the event that the Company is released in any month from any amount of any Account Payable existing as of Closing (or Purchaser agrees to excuse Seller from reimbursement for such amount), Purchaser shall be entitled to a credit (or payment) of 50% of any amount so released. Purchaser shall cause the Company to assign to Seller any Accounts Receivable which are uncollected 12 months after the Closing Date.

(b) Notwithstanding anything herein to the contrary, with respect to Service Agreements of the Company, in the event that the Company has with any service customer and/or its Affiliates (i) Accounts Receivables for which payments are due Seller hereunder and (ii) accounts receivable for which no payments are due Seller, herunder, all payments received by the Company arising out of such Service Agreements from any such service customer and/or its Affiliates shall be allocated first to, and credited toward, Accounts Receivable for which payments are due Seller hereunder. For purposes of the foregoing, a “Service Agreement” shall mean any agreement between the Company and an owner of a facility for regularly scheduled maintenance of such facility or any portion thereof.

(c) The Purchaser shall pay the Purchase Price in cash by making all required payments via wire transfers of immediately available funds to the following account:

c/o Peoples Gas

Bank of America- Dallas, Texas

ABA # 111000012

Account # 375 082 9318

or such other account as shall be designated by Seller by written notice to Purchaser.

(d) Notwithstanding the determination of the Purchase Price from Accounts Receivable and Accounts Payable under Section 1.02, all Accounts Receivable shall be the property of the Company, subject to Section 1.05 below. The Company shall be responsible for all Accounts Payable except as stated below in Section 10.06.

(e) It is understood and agreed that Seller shall be entitled to distribute to itself in the form of dividends, cash management sweeps or otherwise, all of the Company’s cash or cash equivalents on hand or in banks up through the Closing Date.

1.04 Closing.

(a) The Closing will take place at the offices of Seller, 702 North Franklin Street, Tampa, FL 33602, or at such other place as Purchaser and Seller mutually agree, at 11:00 A.M. local time, on the Closing Date.

(b) At the Closing, Purchaser shall deliver each of the items specified in Article 5. Simultaneously, Seller shall deliver the Shares to Purchaser (i) duly endorsed (or accompanied by stock powers duly endorsed) in blank and (ii) free and clear of any and all Liens.

(c) At the Closing, the Parties shall execute and deliver each of the documents and instruments to be delivered on the Closing Date pursuant to Article 4 or Article 5.

(d) Either Party by notice to the other Party may from time to time postpone the Closing Date to a date not later than January 31, 2005, for the purpose of allowing any condition to close of either Party to be satisfied or waived.

(e) The Parties may terminate this Agreement as provided below:

(i) Seller and Purchaser may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

(ii) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing Date (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; or (B) if the Closing shall not have occurred on or before January 31, 2005, by reason of the failure of any condition precedent under Article 4 hereof (unless the failure results primarily from Purchaser breaching any representation, warranty, or covenant contained in this Agreement); or (C) if the tax election contemplated in Section 6.03 would create additional taxes for the Purchaser and the Seller is unwilling to compensate the Purchaser for such additional taxes; or (D) if there is a material change in the assets and/or business of the Company at Closing, when compared to the most recent financial statement of the Company issued prior to the date of this Agreement, unless said change is reflected in the Purchase Price.

(iii) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing Date (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Purchaser in writing of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2005, by reason of the failure of any condition precedent under Article 5 hereof (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement)

(f) In the event of termination of this Agreement, Sections 11.03, 11.04 and 11.05 hereof shall survive termination, as would any claims for willful breach of any representations, warranties or covenants hereunder; otherwise upon termination the Parties shall be released from any further obligations hereunder.

1.05 Security. As security for (i) the payment by Purchaser to Seller of the Purchase Price (as the corresponding Accounts Receivable are collected), (ii) performance of Purchaser’s and Company’s obligations under Section 10.07 (Vehicle Agreements) of this Agreement and (iii) performance of Purchaser’s and Company’s obligations under Section 10.10 (Bonding) of this Agreement, the Company and/or Purchaser shall grant Seller a first priority security interest in the stock of the Company and selected other assets of the Company and/or the Purchaser, as listed on Schedule 1.05, and a first priority security interest in the Accounts Receivable (which by definition are accrued prior to the Closing Date). Seller shall receive a priority security interest, secondary to a lender, in: (i) the Company’s accounts receivable accrued following the Closing Date, and (iii) selected personal assets of Daryl W. Blume listed on Schedule 1.05, executed by his spouse solely as to joint assets. The foregoing security interests shall be set forth in the Stock Pledge Agreement, the Security Agreement (corporate assets), the Security and Accounts Receivable First Priority Collateral Assignment Agreement,

the Security and Accounts Receivable Second Priority Collateral Assignment Agreement, and the Security Agreement (personal assets) in the forms attached hereto as Exhibits “A”, “B”, “C-1”, “C-2” and “D”. The foregoing agreements shall provide, among other things, that so long as any of the foregoing obligations remains due, (x) the Company shall not make any distributions with respect to its stock (other than to fund the payment of the Purchase Price by Purchaser), and shall not pay compensation or other amounts to Daryl W. Blume or any person related to Daryl W. Blume in excess of $175,000 per year in the aggregate for all such persons, and (y) Seller shall cause the Company to be operated in the ordinary course of business.

1.06 Further Assurances; Post-Closing Cooperation.

(a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.

(b) Following the Closing, each Party will cooperate in good faith with the other Party and afford the other Party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records in its or the Company’s possession (whether created before, on or after the Closing Date) and the right to make copies and extracts therefrom, to the extent that such cooperation or access may be reasonably required by the requesting Party in connection with (i) the preparation of Tax Returns or any audit, examination or contest relating to Taxes, (ii) the integration of the accounting books and records, (iii) the determination or enforcement of rights and obligations of either Party under this Agreement, (iv) compliance with the requirements of any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement, or (v) in connection with any actual or threatened Action or Proceeding.

(c) If, in order to properly prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a Party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other Party or a member of the other Party’s Affiliated Group, such other Party agrees to use commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s request, cost and expense.

(d) Notwithstanding anything to the contrary contained in this Section, if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section will be subject to applicable rules relating to discovery. Any information obtained in accordance with this Section shall be held confidential in accordance with Section 11.05.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as may be disclosed in Seller’s Disclosure Schedule, attached hereto, or as otherwise noted, Seller hereby represents and warrants to Purchaser as follows:

2.01 Existence. Seller represents and warrants that Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer the Shares.

2.02 Authority. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by all necessary corporate action on the part of Seller or its board of directors or shareholder(s). This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

2.03 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect. Seller has heretofore provided true, correct and complete copies of the articles of incorporation and bylaws of the Company. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Company and Seller are correct and complete as to matters occurring on or after September 8, 2000.

2.04 Shares. The authorized capital stock of the Company consists of 7,500 shares of common stock, $1.00 par value per share, 500 shares of which are issued and outstanding as of the date of this Agreement and which constitute the Shares. The Shares have been and are duly authorized, validly issued, fully paid and non-assessable. All Shares are owned beneficially and of record by Seller, free and clear of any Liens. There are no outstanding subscriptions, rights, warrants, options, contracts, calls, commitments, agreements or arrangements of any kind whatsoever under which the Company is or may be obligated to issue capital stock or other securities of any kind. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company created on or after September 8, 2000. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company created on or after September 8, 2000.

2.05 Subsidiaries. The Company currently has two wholly owned Subsidiaries: SDB Leasing Corporation and Staffing Systems, Inc.

(a) Organization. Both Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Florida. The Subsidiaries are not currently conducting active business. Seller has heretofore provided true, correct and complete copies of the articles of incorporation and bylaws of each Subsidiary.

(b) Shares. The authorized capital stock of the SDB Leasing Corporation consists of 7,500 shares of common stock, $1.00 par value per share, 1,000 shares of which are issued and outstanding as of the date of this Agreement and which constitute the SDB Shares. The authorized capital stock of the Staffing Systems, Inc. consists of 7,500 shares of common stock, $1.00 par value per share, 500 shares of which are issued and outstanding as of the date of this Agreement and which constitute the SSI Shares. The SSI Shares and SDB Shares are hereinafter referred to as the “Subsidiary Shares”. The Subsidiary Shares have been and are duly authorized, validly issued, fully paid and non-assessable. All outstanding Subsidiary Shares are owned beneficially and of record by the Company free and clear of any Liens, restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company created on or after September 8, 2000. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company created on or after September 8, 2000. To the Knowledge of Seller, the Company does not control directly or indirectly any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

2.06 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in the Seller’s Disclosure Schedule, conflict with or result in a violation or breach of (i) any of the terms, conditions or provisions of the articles or bylaws of the Company or of Seller or (ii) any term or provision of any Law or Order applicable to the Company or Seller or any of their respective Assets and Properties; or (iii) create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of his or its Assets is subject, or

(b) to the best Knowledge of Seller, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person (except as disclosed in the Seller’s Disclosure Schedule) as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of its assets or properties under, any Contract or License to which Seller is a party or by which any of its assets and properties is bound.

2.07 Governmental Approvals and Filings. No Governmental Approval on the part of Seller or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser.

2.08 Taxes.

(a) The common parent corporation of the Company’s Affiliated Group has timely filed all Tax Returns that it was required to file for each taxable period during which the Company was a member of the group, and has paid all Taxes shown thereon as owing, except where a failure to file or pay Taxes would not have a Material Adverse Effect on the financial condition of the Company taken as a whole or otherwise require the Company to pay any Taxes relating to any period prior to the Closing Date. The Company has no liability for the Taxes of any Person other than the Company under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law) for any taxable period during which the Company was or will be a member of the Company’s Affiliated Group, including the short year period ending on the Closing Date. All liabilities for Taxes of the Company up through the Closing Date shall be reported by the common parent corporation on a consolidated basis with the Company’s Affiliated Group and shall be the obligation of the common parent corporation.

(b) Except as otherwise noted in this Agreement (including Schedule 2.08 of the Seller’s Disclosure Schedule), (i) there are no actions or proceedings currently pending or, to the Knowledge of Seller, threatened against the Company, by any Governmental or Regulatory Authority for the assessment or collection of Taxes, (ii) except for the current audit of Seller’s Corporate Income Tax Return for the years ending December 31, 2001 and December 31, 2002, no audits or other examinations of any Tax Return are in progress nor has the Company or Seller been notified of any request for examination; (iii) no claims for assessment or collection of taxes have been asserted against the Company, and (iv) to the best Knowledge of Seller, there are no matters under discussion between the Company and any Governmental Authority regarding claims for assessment or collection of Taxes against the Company, and Seller has no reason to believe that any such claims for Taxes will be asserted.

(c) Neither the Company nor Seller is a “foreign person” within the meaning of Section 1445(b)(2) of the Code.

2.09 Bankruptcy. Neither Seller nor, subsequent to September 8, 2000, the Company has filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any Federal bankruptcy act, insolvency, or other debtor relief law, nor sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties.

2.10 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or the Company for a finder’s fee, brokerage commission or similar payment.

2.11 Bank Accounts. Schedule 2.11 of the Seller’s Disclosure Schedule sets forth an accurate and complete list of the names and locations of financial institutions at which the Company maintains accounts of any nature or safe deposit boxes of the Company and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.12 No Other Agreements. Except for sales in the ordinary course of business, Seller has not entered into any agreement, commitment, or understanding with any other person with respect to the sale, transfer, lease, or other disposition of all or any portion of the Shares or any of the Assets and Properties of the Company.

2.13 Employee Benefits.

(a) To the Knowledge of Seller, Schedule 2.13 of the Seller’s Disclosure Schedule lists each Company Employee Benefit Plan and designates each such plan either as a “Company Sponsored Plan” or as a “Company Non-Sponsored Plan”. The Company is a participant (but not a sponsor) in each Company Non-Sponsored Plan, and to the Knowledge of Seller the Company sponsors each Company Sponsored Plan. Except as set forth on Seller’s Disclosure Schedule or elsewhere in this Agreement, the Company shall not be subject to any liability with respect to any Company Non-Sponsored Plan. With respect to such Company Non-Sponsored Plan, no event has occurred and, to the Knowledge of the Seller, there exists no condition or set of circumstances, in connection with which the Company is reasonably likely to be subject to any liability under the terms of such Company Non-Sponsored Plans.

(b) No liability under Title IV of ERISA has been incurred by the Company subsequent to September 8, 2000 and, to Seller’s Knowledge, no condition exists that presents a risk to the Company of incurring liability under such title.

(c) Subsequent to September 8, 2000, (i) the Company never has had and currently has no obligation to contribute to any Multiemployer Plan, (ii) neither the Company nor any Company ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan, within the meaning of ERISA Section 3(37), and (iii) neither the Company nor any of its Company ERISA Affiliates have suffered a seventy-percent decline in “contribution base units,” within the meaning of ERISA Section 4205(b)(1)(A).

(d) The Company does not maintain, does not contribute to, and subsequent to September 8, 2000 has neither contributed to, nor has been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for retired or terminated employees, their spouses, or their dependents (other than in accordance with the requirements of COBRA), or to the Knowledge of Seller, any defined benefit plan.

(e) To the Knowledge of Seller, no individual shall accrue or receive any additional benefits or service under any Company Employee Benefit Plan as a result of the transactions contemplated by this Agreement, except as provided in the first sentence of Section 10.11 hereof.

For purposes of this Section 2.13:

“COBRA” means the Consolidated Omnibus Reconciliation Act, 29 U.S.C. §1161 et. seq., as amended.

“Company ERISA Affiliate” means any trade or business, whether or not incorporated, that together with Company, would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

“Company Employee Benefit Plan” means any - (a) nonqualified deferred compensation plan or arrangement, (b) qualified defined contribution or defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (c) Employee Welfare Benefit Plan or material fringe benefit plan or program - that the Company maintains, to which the Company contributes, or to which the Company’s employee’s participate.

“Employee Pension Benefit Plan” means any such plan as defined in ERISA Section 3(2).

“Employee Welfare Benefit Plan” means any such plan as defined in ERISA Section 3(1).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Multiemployer Plan” means any such plan as defined in ERISA Section 3(37).

2.14 Events Subsequent to Most Recent Fiscal Year End. Since December 31, 2003, Seller has not, to the Knowledge of Seller:

(i) sold, leased, transferred, or assigned any of Company’s assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving the Assets and Properties of Company, and either involving more than $500,000 or outside the Ordinary Course of Business;

(iii) accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which Company is a party;

(iv) imposed any Security Interest upon any of the Company’s or any Subsidiary’s Assets and Properties, tangible or intangible;

(v) issued any note, bond, or other debt security or (except for intercorporate indebtedness to be forgiven or released under Section 4.05 hereof) created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation relating to Company or its Assets and Properties, or any Subsidiary, either involving more than $10,000 in any instance, or $50,000 in the aggregate (except for allowing the issuance of construction bonds, if any, securing the performance by the Company of its obligations under certain contracts, with respect to which the Company has agreed to indemnify the issuer of the bonds, Travelers Casualty and Surety Company of America, for any losses thereunder pursuant to a General Contract of Indemnity dated January 18, 2002 and executed by the Company);

(vi) delayed or postponed the payment of accounts payable, Taxes or other Losses in connection with the Company or its Assets and properties, outside the Ordinary Course of Business;

(vii) cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) with respect to Company either involving more than $10,000 or outside the Ordinary Course of Business; or

(viii) committed to any of the foregoing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as may be disclosed in Purchaser’s Disclosure Schedule, attached hereto, or as otherwise noted, Purchaser, and Daryl Blume solely as to Section 3.11, hereby represents and warrants to Seller as follows:

3.01 Existence. Purchaser represents and warrants that Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer the Shares.

3.02 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by all necessary corporate action on the part of Purchaser or its board of directors or shareholder(s). This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

3.03 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

3.04 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in the Purchaser’s Disclosure Schedule, conflict with or result in a violation or breach of (i) any of the terms, conditions or provisions of the articles or bylaws of the Purchaser or (ii) any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

(b) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person (except as disclosed in the Purchaser’s Disclosure Schedule) as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which such Purchaser is a party or by which any of its Assets and Properties is bound.

3.05 Governmental Approvals and Filings. Except as disclosed in Schedule 3.05 of the Purchaser’s Disclosure Schedule, no Governmental Approval on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

3.06 Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting such Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

3.07 Purchase for Investment. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 11.09) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of such Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws.

3.08 Financing. Purchaser has sufficient cash or ready access to sufficient cash to pay the Purchase Price on the Closing Date and to make all other necessary payments of fees and expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement.

3.09 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of such Purchaser in such manner as to give rise to any valid claim by any Person against Seller or the Company for a finder’s fee, brokerage commission or similar payment.

3.10 Investment; Reliance.

(a) Purchaser (i) understands that the Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, provided, however, Purchaser may issue Company shares subject to the restrictions of the Stock Pledge Agreement described in Section 1.05, to other investors (not to exceed twenty (20) investors), members of the Company’s Board of Directors and employees, in the form of (without limitation), stock, stock options, restricted stock, warrants and other securities, (iii) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, and; (iv) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

(b) Purchaser (i) is represented by competent legal, tax and financial counsel in connection with the negotiation, execution, and delivery of this Agreement, (ii) is an entity owned by a key employee and Vice President of the Company with extensive knowledge concerning the business and operations of the Company and sufficient knowledge and experience to enable it to evaluate the Company and the business of the Company and the technical, commercial, financial, legal, regulatory and other risks associated with owning the Shares and the Company, (iii) acknowledges that pursuant to this Agreement it will have, prior to the Closing Date, performed all due diligence that it has deemed necessary to perform in order to close the transactions contemplated hereby, and in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, (iv) has relied on its own independent investigation, analysis and evaluation of the Company and its properties, assets, business, financial condition and prospects and upon the express representations and warranties of Seller in this Agreement, and is not relying on any other representations, warranties, documents or statements of or provided by Seller or any Affiliate thereof, whether in writing or orally, and (v) is financially capable of purchasing and owning the Shares and performing its obligations under this Agreement.

3.11 Accredited Investor. Daryl Blume: (i) is a sophisticated investor with knowledge and experience in business and financial matters; and (ii) is an Accredited Investor as set forth in Regulation D promulgated under the Securities Act of 1933, as amended and (iii) owns a majority of the outstanding and issued stock of the Purchaser.

ARTICLE 4

CLOSING CONDITIONS OF PURCHASER

This Agreement and the obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

4.01 Representations and Warranties. The representations and warranties made by Seller in this Agreement, individually and taken as a whole, shall be true and correct on and as of the Closing Date, in all material respects.

4.02 Performance. Seller shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Seller at or before the Closing.

4.03 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

4.04 Officers and Directors. Seller shall have caused to be executed and delivered, effective as of the Closing Date, resignations of the then-current officers and directors of the Company, other than Daryl W. Blume.

4.05 Inter-company Debt. On or before the Closing, the Seller and its affiliates will forgive, release, and cause to be contributed to the capital of the Company (as an accounting entry), all inter-company indebtedness owed by the Company, in a manner such that there would be no adverse tax impact to the Company following the Closing as a result of the debt contribution.

4.06 Accounting Adjustments. Seller and the Company shall have made all required accounting adjustments to eliminate balances related to the Seller’s prior acquisition of the Company and any continuing obligations of the Seller related to said acquisition, including but not limited to the payment of any remaining earnout amounts shall be solely the obligation of Seller and Seller shall hold the Company harmless from any tax cost as a result of said adjustments pursuant to Section 8.01(a).

4.07 Removal of Company from Retirement Plan. Seller shall have caused the removal of the Company as a participating employer in the TECO Energy Group Retirement Savings Plan, effective as of the Closing Date, and shall have delivered to Purchaser evidence of said removal reasonably acceptable to Purchaser.

4.08 Confirmation. Seller shall have delivered to Purchaser a confirmation letter from TECO Energy, Inc. with respect to the maintenance to full term under Section 10.11 of certain stock options for Daryl W. Blume.

4.09 Opinion of Counsel. Seller shall have delivered to Purchaser an opinion of counsel to Seller and Guarantor in a form reasonably acceptable to Purchaser with respect to this Agreement.

ARTICLE 5

CLOSING CONDITIONS OF SELLER

This Agreement and the obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

5.01 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date.

5.02 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by such Purchaser at or before the Closing.

5.03 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

5.04 Security Instruments. Purchaser and the Company shall have executed and delivered to Seller the security agreements described in Section 1.05, together with all other financing statements or other instruments reasonably required to perfect the security interests therein granted.

5.05 Guaranty. Purchaser shall have delivered to Seller a Guaranty executed by Daryl W. Blume guaranteeing the obligations of the Purchaser and Company hereunder in the form attached hereto as Exhibit “E”.

5.06 Opinion of Counsel. Purchaser shall have delivered to Seller an opinion of counsel to Seller and Guarantor in a form acceptable to Seller with respect to this Agreement and the security agreements described in Section 1.05 that are signed by the Purchaser.

ARTICLE 6

TAX MATTERS

6.01 Certain Taxes.

(a) Seller shall pay and indemnify, defend, protect and hold harmless Purchaser and the Company on an After-Tax Basis from and against any Taxes imposed upon Purchaser or the Company arising or accruing prior to the Closing Date as detailed herein. Such indemnity shall include all unpaid tax liabilities of the Company for the period prior to the Closing but subsequent to September 8, 2000, including but not limited to any tax liabilities arising as a result of the currently ongoing IRS or other tax audit and any tax liabilities related to the inclusion of the Company in a consolidated group for tax purposes or any tax sharing agreement related thereto, and SEC investigations, proceedings or actions with respect to the Company for the period prior to the Closing but subsequent to September 8, 2000.

(b) Section 6.01(a) shall be subject to Section 8.01(c)(i) of this Agreement. The Seller shall have the right, at its option and expense, to control any contest, settlement or audit with respect to which it has an obligation or potential obligation to indemnify the Purchaser under this Section 6.01.

(c) Seller shall cause the income and other Tax items of the Company for the taxable period ending on or before the Closing Date to be included in the consolidated federal and state income Tax Returns of the Seller’s Affiliated Group. Seller shall prepare and timely file all said Tax Returns required to be filed for said taxable period with respect to the Company, if any, and shall duly and timely pay all such Taxes arising from the filing of said Tax Returns.

6.02 Termination of Tax Sharing Agreement. On or before the Closing Date, Seller shall ensure that no Tax indemnity agreement, Tax allocation agreement, or Tax sharing agreement with respect to the Company is in force or effect and that, as of the Closing Date, there shall be no liability of the Company under such agreements.

6.03 Section 338(h)(10) Election. Purchaser and Seller shall jointly make an election under Section 338(h)(10) of the Internal Revenue Code (the “Code”) with respect to the purchase and sale of the Shares and with respect to the SSI Shares and SDB Shares. The Seller shall join with the Purchaser in the preparation and timely filing of a Form 8023. All Parties shall report the purchase and sale of the Shares for tax purposes in accordance with fair market value of the assets and liabilities of the Company and its Subsidiaries as set forth in Schedule 6.03 of the Disclosure Schedule, and no Party hereto shall take any action inconsistent with the election under Section 338(h)(10). Seller, at its sole cost, will prepare the initial draft of the forms to be filed with regard to this Section 6.03. Upon presentation of the applicable invoices containing adequate detail as to time, date and description of services performed and applicable fee rates, Seller shall reimburse Purchaser up to the amount of $25,000 towards reasonable professional service fees of accounting firm(s) engaged to assist Purchaser in complying with this Section 6.03.

6.04 Purchase Price Allocation. Purchaser and Seller agree that for purposes of this Agreement, Purchaser and Seller shall allocate the Purchase Price to the acquired Assets and Properties in accordance with the allocation mutually agreed upon and set forth in Schedule 6.04 of the Disclosure Schedule attached hereto. Each party shall execute and deliver to the other IRS Form 8594 reflecting such allocations. Seller, at its sole cost, will prepare the initial draft of the forms to be filed with regard to this Section 6.04.

ARTICLE 7

SURVIVAL; NO OTHER REPRESENTATIONS

7.01 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (it being understood that representations and warranties relate to the date when they are made or deemed to be made and not to subsequent periods) until the Cut-Off Date (as defined below), except that any representation, warranty, covenant or agreement that would otherwise terminate shall continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under Article 8 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article 8. “Cut-Off Date” means 11:59 P.M. Tampa, Florida time on the date twelve (12) months from the Closing Date; provided, however, (i) with respect to claims for breach of any covenant or agreement of Seller, Purchaser or Company contained in this Agreement, the Cut-Off Date will coincide with first anniversary of the date upon which performance of such covenant or agreement was due or twelve (12) months from the Closing Date, whichever is later, (ii) with respect to claims for breach of the representations and warranties of Seller contained in Section 2.04 relating to ownership of the Shares and claims for breach of the representations and warranties of Purchaser contained in Sections 3.07, 3.10 and 3.11, the Cut-Off Date will coincide with last date of the limitations period applicable to actions relating to the breach of written contracts, and (iii) with respect to claims for breach of the representations and warranties of Seller contained in Section 2.08 relating to tax matters, the Cut-Off Date will coincide with last date of the limitations period applicable to pertinent taxing authority in collecting taxes, as it may be extended from time to time.

7.02 No Other Representations.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser agrees that Seller is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in Article 2. In particular, except as otherwise expressly provided for in Article 2, Seller makes no representation or warranty to Purchaser, and Purchaser assume all risks (except as may be expressly provided otherwise in Section 8.01(a) hereof), with respect to (i) the Business or Condition of the Company, (ii) the accuracy of any financial statements prepared by the Company, (iii) the title or condition of any real or personal property owned, leased, used or controlled by the Company (including the presence or absence of any Hazardous Materials on, under or about such real property or the compliance or non-compliance of the Company with any Environmental Laws, (iv) labor relations of the Company, or (v) any Liabilities of the Company, whether known or unknown. Notwithstanding anything to the contrary contained in this Agreement, the Seller agrees that Purchaser is making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Agreement and the agreements described in Section 1.05.

(b) With respect to any projection or forecast delivered by or on behalf of Seller to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) such Purchaser is familiar with such uncertainties, or (iii) such Purchaser is a sophisticated party with respect to such matters, is an officer or high-level employee of the Company and is taking full responsibility for making his own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to him.

ARTICLE 8

INDEMNIFICATION

8.01 Indemnification.

(a) Subject to paragraphs (c) and (d) of this Section, the applicable Cut-Off Date and Sections 8.02 and 8.03 hereof, Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses (on an After-Tax Basis) suffered, incurred or sustained by any of them or to which any of them become subject, resulting from, arising out of or relating to:

(i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement

(ii) all unpaid Taxes and tax liabilities of the Company for the period prior to the Closing but subsequent to September 8, 2000, including but not limited to any tax liabilities arising as a result of the currently ongoing IRS or other tax audit and any Taxes or tax liabilities related to the inclusion of the Company in a consolidated group for tax purposes or any tax sharing agreement related thereto, and a sales tax audit regarding years 2001 through 2004, following notification dated 09/27/2004 from the State of Florida Department of Revenue, and SEC investigations, proceedings or actions with respect to the Company for the period prior to the Closing but subsequent to September 8, 2000;

(iii) all workers’ compensation claims arising out of occurrences prior to Closing;

(iv) to the extent listed on Schedule 8.01(a), claims brought by former employees, or current employees who may be terminated prior to the Closing, not covered by insurance;

(v) to the extent listed on Schedule 8.01(a), any and all judgments and settlements for any claim asserted against the Company or Purchaser for any act or omission related to the Company which act or omission is alleged to have occurred after September 8, 2000 and prior to Closing;

(vi) any and all judgments and settlements for any claim asserted against the Company or Purchaser for any act or omission related to the Company which act or omission is alleged to have occurred after September 8, 2000 and prior to Closing, if such claim is not listed on Schedule 8.01(a); but only for Losses hereunder to the extent of insurance proceeds received by Seller corresponding to said Losses;

(vii) all liabilities associated with the Construction Agreement with University of Miami dated April 15, 2004 (“University Contract”) subject to the provisions of Section 8.01(e) hereof; and

(viii) amounts due and owing the Stephen G. Blume under a deferred compensation plan with the Company, Seller, or an Affiliate of Seller.

(b) Subject to paragraphs (c) and (d) of this Section, the applicable Cut-Off Date and Sections 8.02 and 8.03 hereof, Purchaser and the Company shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses (on an After-Tax Basis) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to

(i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser or Company contained in this Agreement (including without limitations the covenants in Sections 1.02 Payment of Purchase Price, 10.07 GE Capital Leases and 10.10 Bonding);

(ii) any costs or Losses, including but not limited to draws on the bonds, incurred by the Seller or TECO Energy, Inc. following Closing relating to outstanding bonds described in Section 10.10; and

(iii) any pending and threatened litigation, disputes, settlements, judgments and court proceedings that arise out of an act or omission alleged to have occurred following Closing.

(c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim under Section 6.01 or Section 8.01 in respect of a Loss by an Indemnified Party:

(i) unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice);

(ii) to the extent that the Indemnified Party had a reasonable opportunity but failed to pursue such opportunities in good faith, to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance in effect at the time of the Loss and applicable thereto or under a contractual right of set-off or indemnity in effect at the time of the Loss and applicable thereto (except to the extent that the Indemnifying Party is not prejudiced by any such failure to mitigate);

(iii) to the extent it arises from or was caused by the Indemnified Party’s fraud, willful misconduct or bad faith;

(iv) to the extent that, in the case of a claim by a Purchaser Indemnified Party, such Purchaser Indemnified Party and all other Purchaser Indemnified Parties would receive payments in respect of claims made under Section 6.01 or Section 8.01(a) in an aggregate amount that exceeds the Net Received Purchase Price; provided, however, this limit would not apply with respect to (a) the indemnity under Section 8.01(a)(iii) relating to workers’ compensation claims, (b) the indemnity under Section 6.01(a) as it relates to tax liabilities related to the inclusion of the Company in a consolidated group for tax purposes or any tax sharing agreement related thereto, (c) the indemnity under Section 8.01(a)(vii) relating to Stephen G. Blume’s deferred compensation, and (d) any indemnity for Losses hereunder to the extent of insurance proceeds paid to Seller which correspond to said Losses;

(v) unless, in the case of a claim by a Purchaser Indemnified Party, such Purchaser Indemnified Party and all other Purchaser Indemnified Parties would receive payments in respect of all claims made under Section 6.01 or Section 8.01(a) in an aggregate amount that would exceed $25,000 (in which case, first dollar coverage shall apply); provided, however, this requirement would not apply with respect to (a) the indemnity under Section 8.01(a)(iii) relating to workers’ compensation claims, (b) the indemnity under Section 6.01(a) as it relates to tax liabilities related to the inclusion of the company in a consolidated group for tax purposes or any tax sharing agreement related thereto, (c) the indemnity under Section 8.01(a)(vii) relating to Stephen G. Blume’s deferred compensation, (d) and any indemnity for Losses hereunder to the extent of insurance proceeds paid to Seller which correspond to said Losses;

(vi) unless, in the case of a claim by a Seller Indemnified Party, such Purchaser Indemnified Party and all other Purchaser Indemnified Parties would receive payments in respect of all claims made under Section 8.01(b) in an aggregate amount that would exceed $25,000 (in which case, first dollar coverage shall apply).

(d) To the extent that a Seller Indemnified Party or a Purchaser Indemnified Party receives insurance proceeds compensating such party for a Loss regarding which an indemnity payment is owing (or was made) to it under this Agreement, such proceeds shall be credited to (or paid over) to the party owing (or making) such indemnity payment.

(e) Seller undertakes to use commercially reasonable efforts to obtain for the Company, on or before March 31, 2005, all necessary permits to enable the Company to install chilled water lines beneath a city street in performance of a Construction Agreement with University of Miami dated April 15, 2004 (“University Contract”). In the event that the Seller is successful in obtaining said permits by said date, the Seller shall pay over to the Company $78,000 in funds prepaid by the University of Miami with respect the University Contract (“the Prepaid Funds”), the Purchaser agrees to cause the Company (and the Company agrees) to perform the University Contract, and the Seller will have no obligation to indemnify the Purchaser Indemnified Parties with respect thereto. In the event that the Seller is unable to obtain said permits by said date, Seller has the option to use reasonable commercial efforts to negotiate a release of the Company and Seller from all obligations under the University Contract, and shall pay the costs of such settlement. In the event that Seller does not or is unable to negotiate a release of the Company and Seller from all obligations under the University Contract at a cost reasonably acceptable to the Seller, the Seller agrees to indemnify the Company for all liabilities arising therefrom, including but not limited to penalties, any alleged damages including but not limited to liquidated damages, and actual damages, contract termination costs including but not limited to legal fees and any return payments required of the Company for executing the contract on the University of Miami project; provided however, that the Company makes available to Seller at no charge all drawings purchased by the Company in connection with this project; and provided further indemnification under this paragraph (e) shall be limited to $75,000 plus the amount of the Prepaid Funds.

8.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 6.01 or Section 8.01 will be asserted and resolved as follows:

(a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 6.01 or Section 8.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, Purchaser, the Company or any Affiliate of Seller, Purchaser or the Company (a “Third Party Claim”), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 8.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 8.02(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and is not prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in clause (ii) below, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party’s action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person

(other than the Indemnified Party or any of its Affiliates). Cooperation by a Party shall include making available its personnel, providing such testimony and access to its books and records as shall be reasonably necessary in connection with contesting any Third Party Claim, all at the sole cost and expense of the Indemnifying Party. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party’s good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applicable standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 8.01 with respect to such Third Party Claim.

(ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 8.02 (a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 8.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss (determined on an After-Tax Basis) arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 8.01 and the Indemnifying Party shall pay the amount of such Loss (determined on an After-Tax Basis) to the Indemnified Party on demand following the final determination thereof.

(b) In the event any Indemnified Party should have a claim under Section 6.01 or Section 8.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss (determined on an After-Tax Basis) arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.01 or Section 8.01 and the Indemnifying Party shall pay the amount of such Loss (determined on an After-Tax Basis) to the Indemnified Party on demand following the final determination thereof. In the event that the Indemnifying Party disputes the claim described in the Indemnity Notice, the Indemnified Party may proceed to take any and all actions available to it in law or equity to recover any amounts due to it pursuant to this Article 8.

(c) In the event of any claim for indemnity under Section 6.01 or Section 8.01(a), Purchaser agrees to give Seller and its Representatives reasonable access to the Books and Records and employees of the Company in connection with the matters for which indemnification is sought to the extent such Seller reasonably deems necessary in connection with its rights and obligations under this Article 8.

8.03 Exclusivity. After the Closing, to the extent permitted by Law, the indemnities set forth in Section 6.01 or this Article 8 shall be the exclusive remedies of Purchaser and its Affiliates and Seller and its Affiliates for any misrepresentation, breach of warranty or non-fulfillment or failure to be performed of any covenant or agreement contained in this Agreement; provided, that the foregoing provision shall not preclude equitable remedies to the extent that monetary damages are not an adequate remedy. Each of the Parties hereto reserves the right to set off, against any amounts due and owing by such Party (“First Party”) to another Party hereto (“Second Party”) arising under this Agreement or otherwise between said Parties, amounts due and owing by the Second Party to the First Party under this Agreement or otherwise between the Parties.

ARTICLE 9

DEFINITIONS

9.01 Definitions.

(a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

“Accounts Payable” means the accounts payable of the Company, determined as of December 31, 2004, from the financial statements of the Company, prepared in accordance with GAAP.

“Accounts Receivable” means the accounts receivable of the Company, determined as of December 31, 2004 (and either aged 120 days or less as of December 14, 2004 or accrued on or after December 14, 2004, through December 31, 2004) from the financial statements of the Company, prepared in accordance with GAAP (including, without limitation, any Retainage amounts held back by counterparties under contracts with the Company).

“Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

“Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities or other equity interests of another Person shall be deemed to control that Person. When Affiliate refers to Seller’s Affiliate, the Company shall not be considered part of the definition of “Affiliate.”

“Affiliated Group” means a Person’s affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

“After-Tax Basis” means on a basis that will make the Indemnitee whole after taking into account (i) any Tax benefit arising from the Losses subject to indemnification and (ii) the combined Taxes that the Indemnitee must pay on account of receiving the indemnity payment. In case of an indemnity payment subject to Income Tax, the highest Statutory Rate will be used to determine the After-Tax Basis.

“Agreement” means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 4.03 and 5.03, as the same shall be amended from time to time.

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Florida are authorized or obligated to close.

“Business or Condition of the Company” means the business, financial condition, results of operations or prospects of the Company taken as a whole.

“Claim Notice” means written notification pursuant to Section 8.02(a) of a Third Party Claim as to which indemnity under Section 8.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party under Section 8.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

“Closing” means the closing of the transactions contemplated by Section 1.04.

“Closing Date” shall mean December 31, 2004, or as otherwise postponed under Section 1.04(d).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning ascribed thereto in the forepart of this Agreement, and shall include any successor to the Company or any assignee of all or substantially all of the assets of the Company.

“Contract” means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

“Disclosure Schedule” means schedules that are attached hereto, and (i) if designated “Seller’s Disclosure Schedule” therein contain all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller, and (ii) if designated “Purchaser’s Disclosure Schedule” therein contain all lists, descriptions, exceptions and other information and materials as are required to be included therein by Purchaser.

“Dispute Period” means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

“Environmental, Health, and Safety Requirements” means all federal, state, local, and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

“Environmental Law” means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“GAAP” means generally accepted accounting principles, consistently applied throughout any specified period and in the immediately prior comparable period.

“Governmental Approval” means any consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision.

“Hazardous Material” means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guaranties of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article 8.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article 8.

“Indemnity Notice” means written notification pursuant to Section 8.02(b) of a claim for indemnity under Article 8 by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, websites, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“IRS” means the United States Internal Revenue Service.

“Knowledge of Purchaser” means the actual knowledge of Daryl W. Blume or John Fields.

“Knowledge of Seller” means the actual knowledge of one or more officers of Seller or of the Company, excluding Daryl W. Blume and John Fields.

“Laws” means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law, of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including without limitation claims of other Persons for Taxes or for Losses.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

“Loss” means any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses, and fees (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment) but excluding Taxes.

“Material Adverse Effect” shall mean any effect that causes a material adverse change in the Business or Condition of the Company.

“Net Received Purchase Price” shall mean, as of any date, the amount of the Purchase Price, as defined in Section 1.02(a), net of (a) the collection fees payable to Purchaser or third parties under Section 1.03(a), (b) the $25,000 per month reduction taken by Purchaser under Section 1.03(a)(iii) for the months of January through June, 2005, (c) the $250,000 allowance toward Purchaser’s insurance or self-insurance costs provided in Section 1.02(b) and (d) amounts paid Purchaser under Section 6.03 toward the cost of professional services, to the extent such net amount has been actually collected and paid to Seller as of that date pursuant to Section 1.03(a).

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Party” or “Parties” shall have the meaning set forth in the introductory paragraph to this Agreement.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Payroll Costs” means wages, salaries and other compensation including without limitation vacation, holiday pay, sick pay, jury duty pay, bereavement pay; state and federal taxes, medicare, Social Security, unemployment related taxes and insurance, Company Employee Benefit Plan, and other health and welfare benefit plans.

“Purchase Price” has the meaning ascribed to it in Section 1.02.

“Purchaser” has the meaning ascribed to it in the forepart of this Agreement, together with its successors and assigns.

“Purchaser Indemnified Parties” means Purchaser, and, after the Closing Date, the Company, its successors and assigns, shareholders, officers, directors and employees.

“Representatives” means, with respect to a Party, the officers, employees, counsel, accountants, financial advisors, consultants and other representatives of such Party.

“Retainage” means portions of Accounts Receivable which are billed yet withheld (by pre-agreement) by customers of the Company prior to December 31th, 2004 pursuant to contractual arrangements in the ordinary course of business.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning ascribed to it in the forepart of this Agreement, and includes its successors and assigns.

“Seller Indemnified Parties” means Seller, its Affiliates (other than the Company), their respective successors and assigns, shareholders, officers, directors and employees.

“Shares” shall mean all of the outstanding shares of the Company and its Subsidiaries.

“Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

“Tax Returns” means any report, return or similar documentation (including any amendments) required to be supplied to a Governmental or Regulatory Authority by the Company with respect to Taxes.

“Taxes” means any income, gross or net receipts, property, sales, use, capital gain, transfer, excise, license, production, franchise, employment, social security, occupation, payroll, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, business or occupation (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any state or local taxing jurisdiction therein, or of any other nation or any jurisdiction therein whether disputed or not.

“Third Party Claim” has the meaning ascribed to it in Section 8.02(a).

“Transfer Taxes” has the meaning ascribed to it in Section 6.01.

“Vehicle Agreements” means the Master Lease Agreement between Gelco Corporation, d/b/a GE Fleet Capital Services as the lessor and TECO Energy Inc. purportedly as Customer, dated December 28, 2000, and the Master Services Agreement, between Gelco Corporation, d/b/a GE Fleet Capital Services and TECO Energy Inc. purportedly as Customer, effective date December 20, 2002, the Maintenance Management Addendum between Gelco Corporation, d/b/a GE Fleet Capital Services and TECO Energy Inc. purportedly as Customer, effective date 3/10/03 and the Electronic Fuel Card Addendum between Gelco Corporation, d/b/a GE Fleet Capital Services and TECO Energy Inc. purportedly as Customer, effective date December 20, 2002.

(b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively;

(iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE 10

COVENENTS AND AGREEMENTS

10.01 General. Each of the Parties will use his, her, or its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

10.02 Full Access. Seller and Purchaser will permit, and the Seller and Purchaser will cause each of its Subsidiaries to permit, representatives of the other (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries. Purchaser and Seller will treat and hold as such any Confidential Information it receives from the other party in the course of the reviews contemplated by this Section 10.04, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the other party all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

10.03 Insurance. Purchaser acknowledges that all insurance provided to the Company by Seller or any Affiliate thereof will be terminated as of Closing, and that following the Closing, Purchaser shall be responsible for obtaining its own insurance coverage.

10.04 Services Following Closing. Seller and the Company shall agree upon reasonable transition procedures with respect to the Company’s use of Seller’s services and facilities, including but not limited to Groupwise (email) and IT support services, at currently charged costs, for a period of up to three months following Closing.

10.05 Non-Compete. Seller will not compete with the business, products and services of the Company, nor attempt to solicit employment of any employees of the Company (other than through any general solicitation not directed specifically to said employees), within the state of Florida for a period of 3 years, commencing on the date of the Closing, pursuant to the provisions of a Non-Competition Agreement in the form attached hereto as Exhibit “F”. A portion of the Purchase Price shall be allocated as the consideration for said restrictive covenant.

10.06 Real Property Leases. Purchaser acknowledges that certain leases between the Company and Stephen G. Blume are subject to the disputes and counterclaims described in Schedule 10.06 hereto and that neither the Seller nor any Affiliate thereof has any obligation or liability towards Purchaser or the Company with respect thereto. Notwithstanding the foregoing, upon reasonable request Seller agrees to cooperate with the Company in the defense of said disputes and in the prosecution of said claims. Cooperation by Seller shall include making available its personnel, providing such testimony and access to its books and records as shall be reasonably necessary in connection with the defense of said disputes and the prosecution of said claims, at the cost of the Company for any reasonable out-of-pocket costs of Seller. Said cooperation shall be provided for a period of twelve months after the Closing Date and thereafter for any formal proceedings commenced during such twelve month period until settled or finally determined.

10.07 Vehicle Agreements. It is the intent of the Parties hereto that the Vehicle Agreements shall be terminated and released on or after Closing as provided in Section 1.02(b)(iv) hereof. Subject to the provisions of Section 1.02(b)(iv), hereof, and prior to such termination and release, the Company and, for all periods following the Closing, the Purchaser will be responsible for all costs associated with, and hereby agrees to fully and timely perform and pay under the Vehicle Agreements, for the life of the agreements’ terms. Unless and until Seller and TECO Energy, Inc. are fully released from any and all liability under said Vehicle Agreements, (i) no additional vehicles may be added to the Vehicle Agreements (ii) Purchaser and Company shall indemnify Seller and TECO Energy, Inc. for any costs or losses incurred subsequent to assignment of the Vehicle Agreements to the Purchaser or the Company, and (iii) Company shall not waive any rights under or amend any of said agreements to the extent such waiver or amendment would increase the exposure of Seller or TECO Energy thereunder. In the event that the Vehicle Agreements are not terminated and released, Seller agrees to obtain assignments thereof to Company and to pay any fees associated with the assignments, provided, however, Seller may elect to terminate the transaction prior to Closing in the event that any consent or assignment is not timely received or is conditioned upon terms (including payment of fees) unacceptable to Seller in its sole discretion.

10.08 Seller Trademarks. Purchaser shall cause the Company to discontinue using the names “TECO” and TECO Solutions on its signage and vehicles not later than sixty (60) days from the date of Closing, and to discontinue immediately such use on advertising, stationary and business cards subsequent to Closing. Purchaser further agrees to discontinue the marketing or association, direct or indirect, of the Company with “TECO” or “TECO Solutions.”

10.09 SEC Filings. Seller at its own cost shall complete all filings required of it by the Securities and Exchange Commission.

10.10 Bonding. Seller and/or its ultimate parent company, TECO Energy, Inc,. will continue to provide bonding in the amounts and with respect to the contracts set forth in Schedule 10.10 attached hereto until the Closing and shall continue after Closing to guarantee all outstanding performance bonds issued in said amounts with respect to said contracts (“Bonded Contracts”), until completion of said contracts. Purchaser shall cause the Company (and the

Company agrees) to timely perform each Bonded Contract and, without the prior written consent of Seller, shall not waive any rights under or amend any Bonded Contract (by change order or otherwise) to the extent such waiver or amendment would increase the exposure of Seller or TECO Energy thereunder or would diminish or delay receivables due Company thereunder. Purchaser shall cause the Company (and the Company agrees) to allow Seller to step in and perform, at Company’s expense, any Bonded Contract if reasonably necessary to prevent or cure any threatened or actual default under such Bonded Contract that could result in Seller or TECO Energy, Inc., becoming liable with respect thereto. In accordance therewith, Seller shall have the right to inspect any jobsite and to meet with any counterparty on reasonable notice to the Company. The Company shall provide Seller (i) a progress report on outstanding Bonded Contracts on the 5th of each month after Closing (or upon reasonable request) until said contracts are completed and (ii) promptly with any correspondence (including any notice of default) tendered by a counterparty under any Bonded Contract describing any threatened or actual default. Purchaser and Company shall be solely responsible for bonding all new projects following Closing.

10.11 Blume Stock Options; Transition of 401(k) Plan. Seller and /or its parent company shall maintain current stock options for Daryl W. Blume to full term. Seller is responsible for administration of the stock option execution for the full term, and the Parties will cooperate to assure a smooth transition of the Company’s 401(k) plan as a result of the change of ownership and Seller shall bear the cost of such transition.

10.12 Trade Names, Secrets and Related Property. Company shall have the sole and exclusive right to retain ownership of the Intellectual Property currently owned by the Company. With respect thereto, Company shall license to the Seller, under commercially reasonable terms and conditions, including license fees, for a commercially reasonable time, the non-exclusive right to continue the use of such Intellectual Property as may be used by the Seller prior to Closing. With respect to any Intellectual Property owned by the Seller and currently used by the Company (excluding any rights to Seller’s or its Affiliate’s “TECO” and “TECO Solutions” marks specified in article 10.08, above), the Seller shall license to the Company, under commercially reasonable terms and conditions, including license fees, for a commercially reasonable time, the non-exclusive right to continue the use of such Intellectual Property. With respect to computer software currently available to the Company under a blanket license to Seller or its Affiliates and listed on Schedule 10.12, Seller will use commercially reasonable efforts to assist the Company in obtaining its own license to use such software after the Closing, but shall not be obligated to expend funds out-of-pocket to do so. Seller makes no representations or warranties as to the title, ownership or condition of any Intellectual Property hereunder. Seller shall permit Purchaser to retain for its exclusive use at its expense all telephone numbers and T1 lines currently used by Company, and shall do all things reasonably required to effectuate a transfer of such numbers and T1 lines to Company post-Closing, if such items are in the name of Seller or a Seller Affiliate. Seller shall remove the Company website from Seller’s server(s) and, subject to the provisions of this article, allow the Company to host such website elsewhere.

ARTICLE 11

MISCELLANEOUS

11.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the Parties at the following addresses or facsimile numbers:

If to Purchaser:

BCH Holdings, Inc.

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

If to Seller, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn: Douglas M. Bagge

          Assistant General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt

(in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

11.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the Parties with respect to the subject matter hereof and contains the sole and entire agreement among the Parties with respect to the subject matter hereof.

11.03 Expenses. Except as set forth herein, each of the Purchaser and the Seller will be responsible for and bear all of its own costs and expenses (including any broker’s or finder’s fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

11.04 Public Announcements. Except as and to the extent required by law, without the prior written consent of the other Party, neither the Purchaser nor the Seller will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions, or other aspects of the transaction proposed in this letter. If a Party is required by law or stock exchange rules to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made, and thereafter such Party may make or issue the such required disclosure.

11.05 Confidentiality. Except as and to the extent required by law or stock exchange rules, the Purchaser will not disclose or use, and will direct its representatives (including in the case of Purchaser, any person who has provided, or who is considering providing, financing to such Purchaser or the Company) not to disclose or use to the detriment of the Seller or the Company, any Confidential Information (as defined below) with respect to the Company or Seller furnished, or to be furnished, by either Seller, the Company, or their respective representatives to the Purchaser or its representatives at any time or in any manner other than in connection with its evaluation of the transaction contemplated herein. For purposes of this Paragraph, “Confidential Information” means any information about the Company or Seller provided to Purchaser in relation to this transaction, unless (a) such information is publicly available through no fault of the Purchaser or his representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transaction contemplated hereunder, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of the Seller, the Purchaser will promptly return to the Seller or the Company or destroy any Confidential Information in its possession and certify in writing to the Seller that it has done so.

11.06 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

11.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

11.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article 8.

11.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

11.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

11.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

11.12 Attorney’s Fees. In the event of any suit or other proceeding between any of the Parties with respect to any of the transactions contemplated hereby or subject matter hereof, the prevailing Party shall, in addition to such other relief as the court may award, be entitled to recover reasonable attorneys’ fees, costs (including at the trial and appellate levels and in any bankruptcy proceeding) and expenses of investigation.

11.13 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN HILLSBOROUGH COUNTY OR THE COURTS OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA HAVING SUBJECT MATTER JURISDICTION AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND SUCH OTHER

DOCUMENTS EXECUTED IN CONNECTION HEREWITH, EACH PARTY HEREBY (I) ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (II) IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT (AFTER ANY AND ALL APPEALS) OF ANY SUCH COURT WITH RESPECT TO SUCH DOCUMENTS, (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDINGS WITH RESPECT TO SUCH DOCUMENTS BROUGHT IN ANY SUCH COURT, AND FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (IV) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THE SIGNATURE BLOCK BELOW, OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED AND (V) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT TO BRING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION.

11.14 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

11.15 Waiver of Implied Warranties; Reliance. Except as set forth in Article 2, SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR REPRESENTATION AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, PHYSICAL CONDITION, OPERATION, ABSENCE OF UNKNOWN PHYSICAL DEFECTS OR DAMAGE, OR ANY OTHER MATTER AFFECTING OR RELATED TO THE COMPANY. SUBJECT TO THE FOREGOING AND EXCEPT AS SET FORTH HEREIN, PURCHASER ACKNOWLEDGES THAT PURCHASER HAS INSPECTED AND WILL INSPECT FURTHER, THE PROPERTY RELATED TO THE COMPANY AND ACCEPTS SUCH PROPERTY “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”. EXCEPT AS SET FORTH HEREIN, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO SUCH PROPERTY FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT, AFFILIATE OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH HEREIN, AND SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY STATEMENT OR INFORMATION CONTAINED IN ANY STUDIES OR REPORTS PROVIDED TO PURCHASER PURSUANT TO ANY PROVISIONS OF THIS AGREEMENT, OR ANY OMISSION WITH RESPECT TO ANY SUCH STUDIES OR REPORTS.

11.16 Waiver of Consequential Damages. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE HEREUNDER AT ANY TIME FOR PUNITIVE, CONSEQUENTIAL, SPECIAL, OR INDIRECT LOSS OR DAMAGE OF THE OTHER PARTY OR ANY OF ITS AFFILIATES, INCLUDING LOSS OF PROFIT, LOSS OF REVENUE OR ANY OTHER SPECIAL OR INCIDENTAL DAMAGES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND EACH PARTY HEREBY EXPRESSLY RELEASES THE OTHER PARTY, ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES THEREFROM.

11.17 Interpretation. The preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

11.18 Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement shall not be binding on any Party unless Seller and Purchaser have duly executed this Agreement; provided however that a Party’s delivery via telecopier of a signature page to this Agreement executed by such Party shall have the same force and effect as the delivery by such Party of a manually signed counterpart of this Agreement (and will constitute a waiver by such Party of any legal objection to the admission into evidence of such signature page in any legal proceeding).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

SELLER:

TECO SOLUTIONS, INC.

By:	/s/ W. N. Cantrell
W. N. Cantrell
President

PURCHASER:

BCH Holdings, Inc.

By;	/s/ Daryl W. Blume
Daryl W. Blume,
President

COMPANY (For purposes of Sections 1.03(a), 8.01, 10.07, 10.10 and Schedule 8.01(a) only)

BCH Mechanical Inc.:

By:	/s/ Daryl W. Blume
Daryl W. Blume
Vice President

/s/ Daryl Blume
Daryl Blume, individually
(For Purposes of Section 3.11 only)

INTRODUCTION TO SCHEDULES

The Schedules to the Stock Purchase Agreement by and between TECO Solutions, Inc., a Florida corporation (the “Seller”), and BCH Holdings, Inc. (the “Purchaser”), dated as of December 31, 2004 (the “Agreement”) are set forth on the following pages. All capitalized terms not otherwise defined in the Schedules are as defined in the Agreement.

To the extent that any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters to which the representation or warranty is given, the inclusion of any matter in these Schedules does not constitute a determination by any of the Sellers that such matters are material. Nor in such cases where a representation or warranty is given or other information is provided shall the disclosure of any matter in these Schedules imply that any other, undisclosed matter having a greater value or other significance is material.

The inclusion in these Schedules of any matter or document shall not imply any representation, warranty or undertaking not expressly given in the Agreement nor shall such disclosure be taken as extending the scope of any of the representations or warranties. Nothing in these Schedules constitutes an admission to any third party of any liability or obligation of the Sellers, nor an admission against Sellers’ interests.

The date of all Schedules is the date set forth above, unless specified otherwise.

i

Schedule 1.02(b)(iv)

LEASED VEHICLES

Year	Make	Model	Vehicle ID Number
1997	TOYOT	CAMRY	4T1BG22K1VU781508
1997	CHVRL	CHEVY VAN	1GCFG25W6V1063720
1997	CHVRL	CHEVY VAN	1GCFG25W4V1073890
1997	CHVRL	CHEVY VAN	1GCFG25W8V1075187
1997	CHVRL	C K 1500 REG	1GCEC14WXVZ191785
1997	CHVRL	C K 1500 REG	1GCEC14W9VZ193561
1997	CHVRL	C K 1500 REG	1GCEC14W2VZ104641
1997	CHVRL	C K 1500 REG	1GCEC14W2VZ137302
1997	CHVRL	C K 1500 REG	1GCEC14W8VZ129768
1997	CHVRL	C K 1500 REG	1GCEC14W2VZ138028
1998	NISSN	UD2600	JNALC20H0WGK65056
1997	FORDX	EXPEDITION	1FMEU1767VLC35510
1998	CHVRL	C K 1500 REG	1GCEC14W1WZ167179
1998	CHVRL	C K 1500 REG	1GCEC14W7WZ168174
1998	CHVRL	C K 1500 REG	1GCEC14W3WZ168866
1998	CHVRL	C K 1500 REG	1GCEC14W1WZ168428
1998	CHVRL	C K 1500 REG	1GCEC14W4WZ168195
1998	CHVRL	C K 1500 REG	1GCEC14W9WZ168550
1998	FORDX	F250 SUPER C	1FTRF2767WNB08719
1998	CHVRL	CHEVY VAN	1GBGC34R2WZ184558
1998	CHVRL	CHEVY VAN	1GBGC34R6WZ183137
1998	FORDX	F150 REGULAR	1FTZF1721WNB29539
1998	FORDX	EXPLORER	1FMZU34X0WUB89377
1998	FORDX	EXPLORER	1FMZU32XXWUC22310
1998	FORDX	EXPLORER	1FMZU32X3WUC22309
1998	FORDX	E150 ECONOLI	1FTRE1420WHB31689
1998	LEXUS	GS 400	JT8BH68X5W0009466
1999	FORDX	E250 ECONOLI	1FTPE2429XHA70342
1999	FORDX	E250 ECONOLI	1FTPE2427XHA70341
1999	FORDX	E250 ECONOLI	1FTPE2425XHA70340
1999	FORDX	F150 REGULAR	1FTZF1722XNA98237
1998	FORDX	E250 ECONOLI	1FTNE2422WHA49497
1999	FORDX	F150 REGULAR	1FTZF1721XNB46777
1999	FORDX	F150 REGULAR	1FTZF1720XNB46754
1999	FORDX	F150 REGULAR	1FTZF1724XNB46787
1999	FORDX	F150 REGULAR	1FTZF1722XNB46769
1999	FORDX	F150 REGULAR	1FTZF1726XNB46810
1999	FORDX	F150 REGULAR	1FTZF1729XNB46798
1999	FORDX	E250 ECONOLI	1FTPE2423XHB27862
1999	FORDX	E250 ECONOLI	1FTPE2426XHB27841
1999	FORDX	E250 ECONOLI	1FTPE2427XHB27878
1999	FORDX	E250 ECONOLI	1FTPE242XXHB27888
1999	FORDX	E250 ECONOLI	1FTPE2428XHB28375
1999	FORDX	E250 ECONOLI	1FTPE2420XHB27902
1999	CHVRL	C K 3500 REG	1GCGC24R3XR713135

1999	CHVRL	C K 3500 REG	1GCGC24R7XR713428
1999	CHVRL	C K 3500 REG	1GCGC24R1XR713280
1999	CHVRL	SILVERADO 15	2GCEC19V7X1279995
2000	FORDX	F-150 4X2 RE	1FTZF1723YNB75246
2000	FORDX	F-150 4X2 RE	1FTZF1725YNB75247
2000	FORDX	F-150 4X2 RE	1FTZF1727YNB75248
2000	FORDX	F-150 4X2 RE	1FTZF1729YNB75249
2000	LEXUS	GS300	JT8BD68S0Y0109185
2000	FORDX	F-350 CHASSI	1FDSF34L2YEA42645
2000	FORDX	F-150 4X2 RE	1FTZF1725YNC22602
2000	FORDX	F-150 4X2 RE	1FTZF1728YNC22612
2000	FORDX	E-250 RWD CA	1FTNE2427YHB08112
2000	FORDX	E-250 RWD CA	1FTNE2425YHB89174
2000	FORDX	E-250 RWD CA	1FTNE2420YHB89177
2000	FORDX	E-250 RWD CA	1FTNE2420YHB89180
2001	FORDX	E-250 RWD CA	1FTNE24261HA21324
2001	FORDX	E-250 RWD CA	1FTNE24251HA21346
2001	FORDX	E-250 RWD CA	1FTNE24231HA21359
2001	FORDX	E-250 RWD CA	1FTNE24201HA21366
2001	FORDX	E-250 RWD CA	1FTNE24291HA21320
2001	FORDX	E-250 RWD CA	1FTNE24211HA21327
2001	FORDX	E-250 RWD CA	1FTNE242X1HA09807
2001	FORDX	F-150 4X2 RE	1FTZF17271NA76113
2001	FORDX	F-350 CHASSI	1FDSF34L61EC29019
2001	FORDX	E-250 RWD CA	1FTNE24271HA09795
2001	FORDX	E-250 RWD CA	1FTNE24271HA09781
2001	FORDX	F-150 4X2 RE	1FTZF17251NB33733
2001	FORDX	F-150 4X2 RE	1FTZF17271NB33734
2001	FORDX	F-350 CHASSI	1FDSF34L61EC74610
2001	FORDX	F-350 CHASSI	1FDSF34L81EC74611
2001	FORDX	F-350 CHASSI	1FDSF34LX1EC74612
2001	FORDX	F-350 CHASSI	1FDSF34L11EC74613
2001	FORDX	F-350 CHASSI	1FDSF34L31EC74614
2001	FORDX	F-350 CHASSI	1FDSF34L51EC74615
2001	FORDX	F-150 4X2 RE	1FTZF17221NB09910
2001	FORDX	F-150 4X2 RE	1FTZF17231NB10001
2001	FORDX	F-150 4X2 RE	1FTZF17231NB10077
2001	FORDX	F-150 4X2 RE	1FTZF17291NB64886
2001	FORDX	F-150 4X2 RE	1FTZF17221NB64888
2001	FORDX	F-150 4X2 RE	1FTZF17241NB64892
2001	FORDX	F-150 4X2 RE	1FTZF172X1NB64895
2001	FORDX	E-250 RWD CA	1FTNE24211HA06911
2001	FORDX	E-250 RWD CA	1FTNE24231HA06912
2001	FORDX	E-250 RWD CA	1FTNE24291HA63227
2001	FORDX	E-250 RWD CA	1FTNE24201HA63231
2001	FORDX	E-250 RWD CA	1FTNE24231HA66317
2001	FORDX	F-150 4X2 RE	1FTZF172X1NB96732
2002	FORDX	E-250 RWD CA	1FTNE24212HA20356
2002	FORDX	E-250 RWD CA	1FTNE242X2HA20355
2002	FORDX	F-150 4X2 RE	1FTRF17282KA60439

2002	FORDX	F-150 4X2 RE	1FTRF17292KA60482
2002	FORDX	F-350 CHASSI	1FDSF34L22EB50321
2002	FORDX	F-350 CHASSI	1FDSF34L42EB50322
2002	FORDX	F-350 CHASSI	1FDWF36L62EB56038
1999	FORDX	F150 SUPER C	1FTRX17W4XNA31672
1999	FORDX	E150 ECONOLI	1FTRE1424XHA55718
1999	FORDX	F150 SUPER C	1FTRX17L6XNB22903
2001	FORDX	F-150 4X2 RE	1FTZX17261NA24114
2002	FORDX	E-250 RWD CA	1FTNE242X2HA29931
2002	FORDX	E-250 RWD CA	1FTNE24242HA74461
2002	FORDX	E-250 RWD CA	1FTNE24262HA74459
2002	FORDX	E-250 RWD CA	1FTNE24262HA29912
2002	FORDX	EXPLORER 4X2	1FMZU62E72ZC13240
2002	FORDX	E-250 RWD CA	1FTNE24212HA91105
2002	FORDX	EXPLORER 4X2	1FMZU62E12ZB39992
2002	FORDX	EXPLORER 4X2	1FMZU62E72UC12117
2002	FORDX	EXPLORER 4X2	1FMZU62E82UB59539
2002	FORDX	EXPLORER 4X2	1FMZU62E72UB59600
2002	FORDX	F-150 4X2 RE	1FTRF17262NA99755
2002	FORDX	E-250 RWD CA	1FTNE24282HA91103
2002	FORDX	E-250 RWD CA	1FTNE24202HA76868
2002	FORDX	E-250 RWD CA	1FTNE242X2HA76862
2002	FORDX	E-250 RWD CA	1FTNE24232HA76864
2002	FORDX	F-150 4X2 RE	1FTRF17212NB13853
2002	FORDX	F-150 4X2 RE	1FTRF17252NB08333
2002	FORDX	E-250 RWD CA	1FTRF17242NB17363
2002	FORDX	F-150 4X2 RE	1FTRF17272NB13887
2002	FORDX	F-150 4X2 RE	1FTRF17232NA99793
2002	FORDX	E-250 RWD CA	1FTNE242X2HA91099
2002	FORDX	E-250 RWD CA	1FTNE24282HA91098
2002	FORDX	E-250 RWD CA	1FTNE242X2HA91104
2002	FORDX	F-150 4X2 SU	1FTRX17W62NB21124
2002	FORDX	EXPLORER 4X2	1FMZU62E22ZB39953
2002	FORDX	F-350 CHASSI	1FDSF34L62EC93773
2002	FORDX	F-450 CHASSI	1FDXF46S32EC96226
2002	FORDX	F-150 4X2 RE	1FTRF17282NB62662
2002	FORDX	E-250 RWD CA	1FTNE24222HB25018
2002	FORDX	E-250 RWD CA	1FTNE24262HB23952
2002	FORDX	E-250 RWD CA	1FTNE24222HB29179
2002	FORDX	E-250 RWD CA	1FTNE24242HB60448
2002	FORDX	E-250 RWD CA	1FTNE24262HB45918
2002	FORDX	E-250 RWD CA	1FTNE24272HB29212
2002	FORDX	E-250 RWD CA	1FTNE24292HB60414
2002	FORDX	E-250 RWD CA	1FTNE24262HA77782
2002	FORDX	E-250 RWD CA	1FTNE24222HB60397
2003	FORDX	E-250 RWD CA	1FTNE24273HA35669
2003	FORDX	E-250 RWD CA	1FTNE24233HA09120
2003	FORDX	E-250 RWD CA	1FTNE24203HA09107
2003	FORDX	E-250 RWD CA	1FTNE24283HA09100
2003	FORDX	E-250 RWD CA	1FTNE24273HA35719

2003	FORDX	E-250 RWD CA	1FTNE24243HA35709
2003	FORDX	E-250 RWD CA	1FTNE24293HA35690
2003	FORDX	E-250 RWD CA	1FTNE242X3HA35648
2003	FORDX	F-150 4X2 RE	1FTRF17233NA79416
2003	FORDX	F-150 4X2 RE	1FTRF17213NA83125
2003	FORDX	F-150 4X2 RE	1FTRF17223NA83070
2003	FORDX	F-150 4X2 RE	1FTRF172X3NA30567
2003	FORDX	F-350 CHASSI	1FDSF34L33EC65608
2003	FORDX	F-350 CHASSI	1FDSF34L53EC65609
2003	FORDX	F-150 4X2 RE	1FTRF172X3NB29227
2003	FORDX	F-150 4X2 RE	1FTRF17213NB29262
2003	FORDX	E-250 RWD CA	1FTNE24253HA38702
2003	FORDX	E-250 RWD CA	1FTNE24263HA94602
2003	FORDX	E-250 RWD CA	1FTNE24223HA94600
2003	FORDX	E-250 RWD CA	1FTNE24223HA38706
2003	FORDX	E-250 RWD CA	1FTNE24263HA94597
2003	FORDX	F-150 4X2 RE	1FTRF17293NB72778
2003	FORDX	F-150 4X2 RE	1FTRF17213NB24532

v

Schedule 1.05 – Assets to be Pledged

By Daryl W. Blume:

Shares in TECO Energy, Inc (31,566 shares)

Certificate of Deposit in the amount of $1,125,092.47, issued by a U.S. bank rated A-/A3 or better and with at least $1 billion in assets, in a form and having a term acceptable to Seller.

By the Company:

Sheetmetal Coil Line— Kenco Fabriduct Line Serial # 100017

Schedule 2.06 – Seller’s Disclosure Schedule

CONFLICTS

Consent to assignment appears to be required under the Master Lease Agreement between Gelco Corporation, d/b/a GE Fleet Capital Services as the lessor and TECO Energy Inc. purportedly as Customer, dated December 28, 2000, and the Master Services Agreement, between Gelco Corporation, d/b/a GE Fleet Capital Services and TECO Energy Inc. purportedly as Customer, effective date December 20, 2002, the Maintenance Management Addendum between Gelco Corporation, d/b/a GE Fleet Capital Services and TECO Energy Inc. purportedly as Customer, effective date 3/10/03 and the Electronic Fuel Card Addendum between Gelco Corporation, d/b/a GE Fleet Capital Services and TECO Energy Inc. purportedly as Customer, effective date December 20, 2002. Seller is not a party to any of the above contracts.

Schedule 2.08 – Seller’s Disclosure Schedule

TAXES

The State of Florida Department of Revenue has advised that they will audit the Florida Consolidated Income Tax return for 2000 through 2002, commencing February 2005. There is a current sales tax audit going on at the Company for years 2001 through 2004, following notification dated 09/27/2004 from the State of Florida Department of Revenue.

Schedule 2.11 – Seller’s Disclosure Schedule

BANK ACCOUNTS

Bank of America – Bank Account Numbers

BCH Mechanical	3751777265
BCH Mechanical Payroll	3756334506
ConServ Building	3751777236
SDB Leasing Corp	3751777252
Staffing Systems, Inc.	3751777207

Schedule 2.13 – Seller’s Disclosure Schedule

EMPLOYEE BENEFITS

Company Non-Sponsored Plans

TECO Energy Group Retirement Savings Plan (401(k) plan)

TECO Energy Group Deferred Compensation Plan

TECO Energy 2004 Equity Incentive Plan

Company Sponsored Plans

CIGNA Health Care Plan (Medical)

EPP Plan Select (HMO)

EPP Plan (HNO)

PPO Plan

Guardian – Dental

DHMO Plan

PPO Plan

Guardian Group Insurance Plan

Aetna Group Term Life Plan

Life Plan

Accidental Plan

x

Schedule 6.03

FAIR MARKET VALUE OF ASSETS AND LIABILITIES

The Parties hereto shall prepare this schedule subsequent to Closing on a timely basis.

Schedule 6.04

ASSET ALLOCATION

The Parties hereto shall prepare this schedule subsequent to Closing on a timely basis.

Schedule 8.01(a)

CLAIMS OF EMPLOYEES NOT COVERED BY INSURANCE

1. Tony Dema. Mr Tony Dema, a former employee, through his attorney, has contacted the Company regarding claims alleging that under his employment contract he was due a severance payment upon his termination. Additionally, he alleges that his termination was motivated by disclosures he made while having whistleblower status under Sarbanes-Oxley Act. In response, the Company contends that Mr. Dema’s employment contract expired prior to his termination, therefore the severance provision in the contract is inapplicable. Additionally, the Company does not believe that Mr. Dema has the status of whistleblower under the Sarbanes-Oxley Act. At this time a lawsuit has not been filed nor has a claim with the EEOC been made.

CLAIMS FOR ACTS OR OMISSIONS RELATED TO THE COMPANY

A.	Pending

1. Flowline Constructors Inc. v. BCH Mechanical Inc. et al (6th Judicial Circuit, State of Florida). Plaintiff, a subcontractor to the Company on a job being performed for the Church of Scientology, filed a lawsuit alleging increased costs to perform and other damages. Travelers Casualty and Surety Company, which posted the construction bond, also was sued. A mediation was held in October 2003, and the plaintiff was asked to provide information to substantiate its damages claims. Plaintiff has yet to do so. No progress on the case has been made, aside from the Company responding to interrogatories regarding expert witnesses. The Company has booked a reserve of $100,000 for this Claim. The Company’s attorney described the case as dormant and indicated that the plaintiff’s attorney has been slow to return calls.

[End of Schedule 8.019a)]

Schedule 10.06

Disputes and Counterclaims Arising Under

Certain Leases between the Company and Stephen G. Blume

Stephen G. Blume, former President and majority shareholder of the Company, has or can be expected to assert, as landlord, certain claims as under Rental Agreements involving the Company as lessee.

a.	Regarding the 66th Street Rental Agreement, Blume claims back rent at $2,204.10 per month commencing April, 2004. The company is contesting the validity of the lease as a self-dealing transaction that lacked the requisite company authorization, approval or consent.

b.	Regarding 6350 118th Ave, Blume claims a Common Ground Maintenance charge for 2003 in the amount of $7,272.77. The Company is contesting this charge as not being provided for in the applicable lease or otherwise agreed to

c.	Blume is claiming a rent surcharge for additional space added to the premises at 6350 118th Ave, of $1,102.10 per month commencing June 2003. The Company, which paid for the costs of the improvements, is contesting this claim on the basis that nothing in the rental agreement, or otherwise allows for rent increases on additional space added by the tenant at its own cost and expense and with the consent of the landlord.

d.	Regarding the 43rd Street Rental Agreement, Blume claims back rent of $7,331.92 for each of May, June and July of 2004, for a total of $21,995.76. The Company is not currently contesting this claim, but has asserted counterclaims, described below, that offset this amount.

e.	Blume can be expected to assert claims for rent payments in amount of $44,766.42 for each of August and September, 2004 (in addition to not paying for the 66th St and the 118th additional space), amounts which are not contested but which were withheld on the basis of Company counterclaims, described below. (October through December rents have been paid in accordance with the rental agreements, except for the contested 66th Street Rental Agreement and the additional rent on 118th Ave.)

f.	Claims regarding Cocoa property repairs, back rent and abandonment.

BCH Mechanical has asserted certain counterclaims as follows:

Common Ground Maintenance charges paid to Stephen Blume for 2000 - 2002 The Company asserts that these charges, totaling $14,421.53, were not contemplated in the Rental Agreement and were paid in error.

Expenses paid to third party vendors with respect to Common Ground Maintenance at the Pyramid Center (which the Company believes were picked up by the Company instead of by Stephen Blume) known amount totaling $22,899.91.

Regarding the 66th Street location, reimbursement of rental charges paid under the lease in question ($53,045), less the fair rental value of the property during the five months of utilization, which the Company has asserted to be $1,000, yielding a net amount to be reimbursed of $52, 045.

Regarding 6350 118th Ave, $56,896.89 paid by the Company, which the Company asserts represents major repairs (and not improvements) to the then-existing building, for which the landlord is responsible under the applicable lease.

Schedule 10.10

Bonded Contracts / Bond Amounts

Schedule 10.10

Bond Contract/Bond Amounts

Contract	Date of Contract	Bond Amount	Beneficiary of Bond
Calypso Cove Aquatic Facilities Phase II	10/8/2004	$220,900	DiPompeo Construction Corp.

East Pasco Medical Center	10/29/2004	$5,020,000	Doster Construction

Eckerd College Library	9/30/2003	$1,031,415	Biltmore Construction

Largo Library	12/8/2003	$1,299,065	Biltmore Construction

Memorial Hospital of Tampa	9/2/2004	$1,023,707	R.J. Griffin & Co.

Nancy Foster	11/15/2004	$1,002,596	BRPH Construction Services, Inc.

Nielsen Media Research	2/25/2004	$47,857	Hardin Construction Co.

Nielsen Media Research Phase II	5/19/2004	$1,925,000	Hardin Construction Co.

Palms of Pasadena Hospital	11/17/2004	$1,486,518	Robins & Morton Group

PHCC	12/1/2004	$1,286,363	Skanska

Plant City Police Facility	9/23/2004	$313,940	Mathews Construction Corp.

Plantation Preserve Golf Course	11/12/2004	$153,520	Siltek Group, Inc.

Project #151-C-03-15 Phase I, Remodel for Classrooms, Labs and Offices, Downtown Center	10/12/2004	$773,318	Biltmore Construction

Roebling Replacement Project	8/6/2004	$4,961,700	Brasfield & Gorrie

Suncoast Schools FCU	11/5/2004	$1,084,713	HC Beck

UF Dental	11/19/2004	$476,990	AD Morgan

USF Beta Hall/Mechanical	2/19/2004	$453,995	Peter Brown Construction

USF Beta Hall/Plumbing	2/19/2004	$683,955	Peter Brown Construction

Wal-Mart Distribution Ctr. #7038	11/15/2003	$2,300,158	Centex Eng. & Construction

Total		$25,545,710

Exhibit “A”

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (“Pledge Agreement”), dated effective as of December 31, 2004, is made by BCH Holdings, Inc., a Florida corporation (“BCH Holdings”), and BCH Mechanical, Inc., a Florida corporation (“BCH Mechanical”)(BCH Holdings and BCH Mechanical shall collectively be referred to herein as the “Debtor”), in favor of TECO Solutions, Inc., a Florida corporation (the “Creditor”).

W I T N E S S E T H :

WHEREAS, Creditor has sold all of the issued and outstanding shares of BCH Mechanical to BCH Holdings pursuant to that certain Stock Purchase Agreement (“Stock Purchase Agreement”) between BCH Holdings and Creditor of even date herewith;

WHEREAS, BCH Holdings has also agreed to indemnify the Creditor pursuant to the Stock Purchase Agreement;

WHEREAS, as security for the BCH Holdings’ promise to pay the sum described in Section 1.02 of the Stock Purchase Agreement and its promise to perform its obligations under Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement, the Debtor has agreed to pledge and grant to Creditor a security interest in the Collateral (as defined below);

NOW, THEREFORE, in consideration of the mutual premises and covenants contained in this Pledge Agreement, the parties agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Stock Purchase Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Code”: the Uniform Commercial Code from time to time in effect in the State of Florida.

“Collateral”: the Pledged Stock and all Proceeds thereof.

“Event of Default”: means any default of the Obligations.

“Obligations”: means the obligation to pay the sum described in Section 1.02 of the Stock Purchase Agreement, BCH Holdings’ obligations under Section 10.07 concerning the Vehicle Agreements, and BCH Holdings’ obligations under Section 10.10 concerning the Bonding in place for current BCH Mechanical projects.

“Pledged Stock”: all of the shares of capital stock of BCH Mechanical listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by BCH Mechanical while this Pledge Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and any and all collections on the foregoing or distributions with respect to the foregoing.

2. Pledge; Grant of Security Interest. BCH Holdings hereby delivers to the Creditor all of the Pledged Stock owned by it, and hereby grants to the Creditor a first security interest in all of the Debtor’s right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Notwithstanding anything herein to the contrary, Debtor shall retain the voting rights of the Pledged Stock so long as there is no Event of Default

3. Stock Powers; Endorsements. Concurrently with the delivery to the Creditor of each certificate representing one or more shares of Pledged Stock, the Debtor shall deliver an undated stock power covering such certificate, duly executed in blank by the Debtor.

4. Representations and Warranties of BCH Holdings concerning BCH Mechanical, Inc. BCH Holdings represents and warrants that:

(a) BCH Mechanical is a Florida corporation duly organized and validly existing in good standing under the laws of Florida and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Pledge Agreement.

(b) BCH Mechanical has full power and authority and the legal right to execute, deliver and perform this Pledge Agreement and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. BCH Mechanical has taken all necessary corporate action to authorize the execution, delivery and performance of this Pledge Agreement. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental or Regulatory Authority is required in connection with the execution, delivery or performance by the BCH Mechanical, or the validity or enforceability as to BCH Mechanical, of this Pledge Agreement. This Pledge Agreement has been duly executed and delivered by BCH Mechanical and constitutes a legal, valid and binding obligation of BCH Mechanical enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity; and

(c) upon delivery to the Creditor of the stock certificates evidencing the Pledged Stock together with any stock power or endorsement required hereunder, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-315 of the Code), enforceable as such against all creditors of the BCH Mechanical and any Persons purporting to purchase any Collateral from BCH Mechanical except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

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5. Representations and Warranties of BCH Holdings, Inc. BCH Holdings represents and warrants that:

(a) BCH Holdings is a Florida corporation duly organized and validly existing in good standing under the laws of Florida and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Pledge Agreement.

(b) BCH Holdings has full power and authority and the legal right to execute, deliver and perform this Pledge Agreement and to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder. BCH Holdings has taken all necessary corporate action to authorize the execution, delivery and performance of this Pledge Agreement. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental or Regulatory Authority is required in connection with the execution, delivery or performance by the BCH Holdings, or the validity or enforceability as to BCH Holdings, of this Pledge Agreement. This Pledge Agreement has been duly executed and delivered by BCH Holdings and constitutes a legal, valid and binding obligation of BCH Holdings enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity; and

(c) upon delivery to the Creditor of the stock certificates evidencing the Pledged Stock together with any stock power or endorsement required hereunder, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-315 of the Code), enforceable as such against all creditors of BCH Holdings and any Persons purporting to purchase any Collateral from BCH Holdings except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

6. Covenants. The Debtor covenants and agrees with the Creditor, that, from and after the date of this Pledge Agreement until the Obligations are performed and paid in full:

(a) Subject to the provisions of Section 6, if the Debtor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, the Debtor shall accept the same as the agent of the Creditor, hold the same in trust for the Creditor and deliver the same forthwith to the Creditor in the exact form received, duly indorsed by the Debtor to the Creditor, if required, together with an undated stock power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by the Debtor to be held by the Creditor, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of

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the Collateral upon the liquidation or dissolution of BCH Mechanical shall be paid over to the Creditor to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of BCH Mechanical or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Creditor to be held by it hereunder as additional collateral security for the Obligations. Subject to the provisions of Section 6, if any sums of money or property so paid or distributed in respect of the Collateral shall be received by the Debtor, the Debtor shall, until such money or property is paid or delivered to the Creditor, keep such sums or property segregated from other funds of the Debtor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Creditor, which will not be unreasonably withheld, the Debtor will not (i) vote to enable, or take any other action to permit BCH Mechanical to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of BCH Mechanical to any person other than an investor, board member or employee of BCH Mechanical (all of the foregoing consistent with article 3.10(a) of the Stock Purchase Agreement); provided, however, in no event shall BCH Holdings own less than the undivided, free and clear rights to eighty percent (80%) of the issued and outstanding shares of BCH Mechanical at any time, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Debtor or the Creditor to sell, assign or transfer any of the Collateral. The Debtor will defend the right, title and interest of the Creditor in and to the Collateral against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, the Debtor may take action to permit BCH Holdings to issue stock in BCH Holdings provided that (1) BCH Holdings has no more than 20 additional investors (other than Daryl W. Blume), not including employees or Board Members of BCH Mechanical; and (2) Daryl W. Blume remains the majority owner of BCH Holdings, Inc. In addition, notwithstanding the foregoing the BCH Holdings may take action to permit BCH Mechanical to issue stock options to purchase stock of BCH Mechanical, provided the stock options may not be exercised so long as this Agreement remains in effect.

(c) At any time and from time to time, upon the written request of the Creditor, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Creditor may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Creditor, duly endorsed in a manner satisfactory to the Creditor, to be held as Collateral pursuant to this Pledge Agreement.

(d) The Debtor agrees to pay, and to save the Creditor harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales

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or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

(e) The Debtor shall not make any distributions with respect to its stock (other than to fund the payment of the Purchase Price), and shall not pay compensation or other amounts to Daryl W. Blume or any person related to Daryl W. Blume in excess of $175,000 per year in the aggregate for all such persons.

(f) Debtor shall cause BCH Mechanical to be operated in the ordinary course of business.

7. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Creditor shall have given notice to the Debtor of the Creditor’s intent to exercise its rights pursuant to paragraph 7 below, the Debtor shall be permitted to receive all cash dividends paid in the normal course of business of BCH Mechanical, subject to the limitations of Section 1.05 of the Stock Purchase Agreement (Debtor shall not make any distributions with respect to its stock other than to fund the payment of the Purchase Price, and shall not pay compensation or other amounts to Daryl W. Blume or any person related to Daryl W. Blume in excess of $175,000 per year in the aggregate for all such persons), in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Creditor’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Pledge Agreement or any other document related to the Obligations.

8. Rights of the Creditor. (a) If an Event of Default shall occur and be continuing and the Creditor shall give notice of its intent to exercise its rights hereunder to the Debtor, (i) the Creditor shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with paragraph 8 hereof, and (ii) all shares of the Pledged Stock shall be registered in the name of the Creditor or its nominee, and the Creditor or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of BCH Mechanical or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of BCH Mechanical, or upon the exercise by the Debtor or the Creditor of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Creditor shall have no duty to the Debtor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(b) The rights of the Creditor hereunder shall not be conditioned or contingent upon the pursuit by the Creditor of any right or remedy against BCH Mechanical or BCH Holdings or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of set-off with respect thereto. The Creditor shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Creditor be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

9. Remedies. If an Event of Default shall occur and be continuing and the Creditor shall give notice of its intent to exercise its rights hereunder to the Debtor, the Creditor may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Creditor, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Creditor shall hold any Proceeds hereunder as collateral security for the Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Creditor, be applied by the Creditor against the Obligations then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses of every kind incurred by the Creditor in connection with this Pledge Agreement or the Obligations, including, without limitation, (i) all costs incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Creditor hereunder, (ii) court costs, (iii) the reasonable fees and disbursements of legal counsel and agents to the Creditor, (iv) any other reasonable costs or expenses incurred in connection with the exercise by the Creditor of any right or remedy under this Pledge Agreement or any other document related to the Obligations, and (v) without duplication, any amounts which are required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, to be paid by the Creditor;

SECOND, to the payment of the Obligations; and

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THIRD, to the Debtor or its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Creditor arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

10. Private Sales. The Debtor recognizes that the Creditor may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Creditor shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit registration of such securities for public sale under the Securities Act, or under applicable state securities laws.

11. Limitation on Duties Regarding Collateral. The Creditor’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Creditor deals with similar securities and property for its own account. Neither the Creditor, nor its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interests created hereby are released.

13. Counterparts. This Pledge Agreement may be executed on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

14. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

15. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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16. No Waiver; Cumulative Remedies. The Creditor shall not by any act (except by a written instrument pursuant to this paragraph 15) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17. Amendments; Successors and Assigns; Governing Law; Venue. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Creditor. This Pledge Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Creditor and its respective successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN HILLSBOROUGH COUNTY OR THE COURTS OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA HAVING SUBJECT MATTER JURISDICTION AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND SUCH OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, EACH PARTY HEREBY (I) ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (II) IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT (AFTER ANY AND ALL APPEALS) OF ANY SUCH COURT WITH RESPECT TO SUCH DOCUMENTS, (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDINGS WITH RESPECT TO SUCH DOCUMENTS BROUGHT IN ANY SUCH COURT, AND FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (IV) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THE SIGNATURE BLOCK BELOW, OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED AND (V) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT TO BRING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION.

18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF

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THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

19. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the parties at the following addresses or facsimile numbers:

If to Debtor:

BCH Holdings, Inc.

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

BCH Mechanical, Inc.

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

If to Creditor, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn:   Douglas M. Bagge

  Assistant General Counsel

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All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

20. Irrevocable Authorization and Instruction to BCH Mechanical, Inc. BCH Holdings hereby authorizes and instructs BCH Mechanical to comply with any instruction received by it from the Creditor in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from BCH Holdings, and BCH Holdings agrees that BCH Mechanical shall be fully protected in so complying.

21. Creditor’s Appointment as Attorney-in-Fact. (a) The Debtor hereby irrevocably constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in the Creditor’s own name, from time to time in the Creditor’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

(b) The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 19.

22. Release. At such time as the Obligations shall have been performed and paid in full, the Collateral shall be released from the Liens created hereby, and this Pledge Agreement and all obligations (other than these expressly stated to survive such termination) of the Creditor and the Debtor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Debtor. At the request and sole expense of the Debtor following any such termination, the Creditor shall promptly deliver to the Debtor any Collateral held by the Creditor hereunder, and execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

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IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

BCH Holdings, Inc.

By:
Name:
Title:

BCH Mechanical, Inc.

By:
Name:
Title:

    Accepted and Agreed:

TECO SOLUTIONS, INC.

By:
W. N. Cantrell, as President

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SCHEDULE I

To Pledge Agreement

DESCRIPTION OF PLEDGED STOCK

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	Percentage of Issued Shares
BCH Mechanical, Inc.	Common $1.00 Par Value	56 Issued Effective December 31, 2004	500	100%

Exhibit “B”

SECURITY AGREEMENT (CORPORATE ASSETS)

(THIS PAGE IS INTENTIONALLY LEFT BLANK)

Exhibit “C-1”

SECURITY AND ACCOUNTS RECEIVABLE FIRST PRIORITY

COLLATERAL ASSIGNMENT AGREEMENT

SECURITY AND ACCOUNTS RECEIVABLE FIRST PRIORITY

COLLATERAL ASSIGNMENT AGREEMENT

THIS SECURITY AND ACCOUNTS RECEIVABLE FIRST PRIORITY COLLATERAL ASSIGNMENT AGREEMENT (the “Agreement”) is made effective as of the 31st day of December, 2004, by and between TECO Solutions, Inc., a Florida corporation (“Creditor”), and BCH Mechanical, Inc., a Florida corporation (“BCH Mechanical” or “Debtor”).

W I T N E S S E T H:

WHEREAS, Creditor has sold all of the issued and outstanding shares of BCH Mechanical to BCH Holdings pursuant to that certain Stock Purchase Agreement (“Stock Purchase Agreement”) between BCH Holdings and Creditor of even date herewith;

WHEREAS, BCH Holdings has also agreed to indemnify the Creditor pursuant to the Stock Purchase Agreement;

WHEREAS, as security for BCH Holdings’ promise to pay the sum described in Sections 1.02 and 1.03 of the Stock Purchase Agreement and its promise to perform its obligations under the Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement, the Debtor has agreed to pledge and grant to Creditor a security interest in the Collateral (as defined below); and

WHEREAS, Creditor would not complete the sale of the Shares to BCH Holdings absent the grant of the security interest in the collateral described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties mutually agree as follows:

1. Recitals and Definitions. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise defined herein, terms that are defined in the Stock Purchase Agreement and used herein are so used as so defined.

2. Security Interest. In consideration of the transfer of Shares to BCH Holdings in consideration of the Purchase Price and other obligations, outlined in Sections 1.02, 10.07 and 10.10 of the Stock Purchase Agreement, Debtor hereby delivers and grants to Creditor a security interest in, and hereby assigns, transfers, pledges and sets over to Creditor and agrees and acknowledges that Creditor, without further action on its part, has and shall continue to have a continuing security interest, which together collectively constitute and are hereafter designated as the “Collateral,” and which Collateral includes, without limitation, the following:

(a) A security interest in Debtor’s Sheet Metal Machine, a Kenco Fabriduct Line Serial # 100017; and

(b) A security interest in all of Debtor’s accounts receivable, defined to include the accounts receivable of the Debtor, determined as of December 31, 2004 and either aged 120 days or less as of December 14, 2004 or accrued on or after December 14, 2004, through December 31, 2004, from the financial statements of the Company, prepared in accordance with GAAP (including, without limitation, any Retainage, as defined in the Stock Purchase Agreement, amounts held back by counterparties under contracts with the Company); and

(c) All proceeds, products, replacements, additions, substitutions and accessions of and to all of the foregoing.

3. Obligation. This Agreement shall continue in full force and effect, and Creditor shall continue to have the security interest on the Collateral herein described to secure payment of the Purchase Price and performance of the obligations under Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement. In the event of any default by Debtor under this Agreement or under the Stock Purchase Agreement, Creditor shall have a right to set-off against Debtor with regard to any sums of Debtor held by Creditor.

4. Representations, Warranties and Covenants of BCH Mechanical, Inc. BCH Mechanical hereby makes the following representations, warranties and covenants:

(a) The execution, delivery and performance by BCH Mechanical of this Agreement has been duly authorized by all necessary corporate action on behalf of BCH Mechanical and does not contravene (i) BCH Mechanical’s Articles of Incorporation, Bylaws and related governing documents; or (ii) any law, rule, regulation, agreement, indenture, mortgage, loan agreement, writ, judgment, injunction, decree or other instrument or order binding on or affecting BCH Mechanical or its assets and will not result in the creation of a lien, security interest or other charge or encumbrance (other than those created by this Agreement). No further action is necessary on the part of BCH Mechanical to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof and to carry out the transactions contemplated hereby. No authorization, approval or other actions by, and no notice to or filing with, any governmental agency or authority is required for the due execution, delivery and performance by BCH Mechanical of this Agreement.

(b) BCH Mechanical has good and indefeasible market title to the Collateral and will warrant and defend the Collateral against all claims. Except for the security interest herein granted, BCH Mechanical is the owner of the Collateral free from any lien, security interest or encumbrance, and BCH Mechanical will defend the Collateral against anyone claiming the same or any interest therein.

(c) BCH Mechanical will not sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein without the prior written consent of Creditor.

(d) No financing statement or other filing covering any of the Collateral or any of the proceeds thereof, other than a financing statement in favor of Creditor, is now on file in any public office. At any time and from time to time, upon the request of Creditor, BCH Mechanical will give, execute, file and/or record any notice, financing

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statement, continuation statement, instrument, document, agreement or assignment that Creditor may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or which Creditor may consider necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest. BCH Mechanical expressly consents to the use in filing or recording of this Agreement as a financing statement in such places and jurisdictions as Creditor may deem necessary or desirable. BCH Mechanical hereby appoints any officer of Creditor as BCH Mechanical’s attorney-in-fact to do any and every act which BCH Mechanical is obligated by this Agreement to do, including, without limitation, to execute financing statements in BCH Mechanical’s name, to make corrections and exercise all rights of BCH Mechanical in the Collateral, and to execute any and all papers and instruments and to do all other things necessary to preserve and protect the Collateral and to protect Creditor’s interest in the Collateral. Such power of attorney is coupled with an interest and is irrevocable and shall survive the insolvency or bankruptcy of BCH Mechanical.

(e) BCH Mechanical will perform all of its covenants and obligations under the Stock Purchase Agreement and any agreements delivered by it to Creditor.

(f) BCH Mechanical will not, without the prior written consent of Creditor, borrow from anyone except Creditor on the security of, or pledge or grant a security interest in, the Collateral to anyone except Creditor or permit any lien or encumbrance to attach to the Collateral, and any levy to be made thereon or any financing statement (except Creditor’s financing statement) to be on file with respect thereto, or to sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein. BCH Mechanical will keep the Collateral free from any adverse liens, security interests or encumbrances whatsoever.

(g) BCH Mechanical’s principal place of business and the office where its records concerning the Collateral are kept is located at 6354 118th Ave., N. Largo, FL 33733. BCH Mechanical will immediately notify Creditor in writing of any change in the location of the place of business where records concerning the Collateral are kept.

(h) Creditor may enter onto BCH Mechanical’s property and may examine and inspect BCH Mechanical’s books, records, papers, and journals at any time or times, upon reasonable advance written notice, wherever located.

(i) All taxes, levies or other charges upon the Collateral, including, without limitation, documentary stamp taxes, required to have been paid have been paid. BCH Mechanical shall pay and discharge when due all such taxes, levies or other charges on the Collateral or on account of or in connection with this Agreement.

(j) BCH Mechanical will at all times keep the Sheet Metal Machine, further defined in Section 2(a) above, insured against loss, damage, theft and other risks, in such amounts and with such companies and under such policies and in such form and for such periods as Creditor may request in its reasonable discretion. Creditor will be named as a loss payee under such insurance as its interest may appear. BCH Mechanical will not waste or destroy its assets or any part thereof or use its assets in violation of any statute or ordinance.

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(k) At BCH Mechanical’s expense, BCH Mechanical shall execute and file all such further instruments and provide such further information and perform such other options as Creditor may reasonably request and/or as may be necessary or appropriate to establish and maintain a valid and continuing security interest in the Collateral in favor of Creditor. All charges, expenses and fees that Creditor may incur in the filing or recording of the foregoing, and other taxes related thereto, shall be payable by BCH Mechanical. Creditor is hereby authorized to file such financing statements to perfect any security interests herein, together with any amendments and renewals thereto.

(l) BCH Mechanical will not use any of the Collateral for hire or in violation of any statute or ordinance.

(m) BCH Mechanical shall maintain the Collateral in a reasonably careful manner so as not to unreasonably or unnecessarily expose the same to waste, damage, wear or depreciation and shall keep the same in good order and repair. Creditor may examine and inspect the Collateral or any part thereof, wherever located, at any reasonable times. All equipment, accessories and parts related to the use of the Collateral shall become part of said Collateral by accession.

(n) BCH Mechanical shall not make any distributions with respect to its stock (other than to fund the payment of the Purchase Price by Purchaser), and shall not pay compensation or other amounts to Daryl W. Blume or any person related to Daryl W. Blume in excess of $175,000 per year in the aggregate for all such persons.

(o) BCH Mechanical shall operate in the ordinary course of business.

5. Defaults and Remedies.

(a) Defaults. Each of the foregoing shall constitute an event of default (“Event of Default”) hereunder:

(i) Default by Debtor in the performance of observance of any of the representations, warranties, covenants or other obligations of Debtor contained herein, if such failure shall continue for a period of ten (10) days after delivery of written notice thereof by Creditor to Debtor.

(ii) Non-payment when due of the Purchase Price under the Stock Purchase Agreement, time being of the essence, or the failure by Debtor to perform obligations under Sections 10.07 (Vehicle Agreements) or 10.10 (Bonding) of the Stock Purchase Agreement or this Agreement.

(iii) Filing by or against Debtor of a petition in bankruptcy or for reorganization or arrangement under the bankruptcy Code.

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(iv) Making a general assignment by Debtor for the benefit of creditors; the appointment of a receiver or trustee for Debtor or any of its assets; or the institution by or against Debtor of any insolvency proceedings or any proceeding for the dissolution or liquidation of Debtor.

(v) Material falsity in any certificate, statement, representation, warranty or audit at any time furnished to Creditor by or on behalf of Debtor or any other party liable for repayment of any part of the Loan pursuant to or in connection with this Agreement or otherwise and including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to Creditor.

(b) Remedies. Upon the happening of an Event of Default, or at any time thereafter, such defects not having been previously cured, Creditor, at its option, without notice or demand, may:

(i) Creditor may avail itself of all rights and remedies granted a secured party under the Uniform Commercial Code or other applicable law including, without limiting the generality of the foregoing, the right to sell, assign and deliver the Collateral, or any part thereof, at public or private sale, at such place as Creditor may deem best. At such sale, Creditor shall have the right to purchase the Collateral, or any part thereof. At any such sale, Creditor may, in its discretion, restrict the prospective bidders or purchasers to persons who will represent and warrant that they are acquiring the Collateral, for their own account, for investment only and not with the view towards the resale or distribution thereof, and who will make such further representations and warranties as Creditor may, in its discretion, deem necessary or desirable to assure Creditor that such prospective bidders or purchasers are, with respect to the applicable federal and states’ securities laws and rules, suitable bidders or purchasers of such Collateral, which restrictions, as to prospective bidders and purchasers, the parties agree are commercially reasonable. The parties agree that written notice mailed to Debtor five (5) business days prior to the date of public sale of the Collateral, or five (5) business days prior to the date after which private sale or any other disposition of the Collateral will be made, shall constitute reasonable notice (all such notices, demands or advertisements of any kind being hereby expressly waived), but notice given in any other reasonable manner or any other reasonable time shall be sufficient.

(ii) Creditor may proceed against such security as Creditor has with respect to the debts hereby secured, in such fashion and in such order as Creditor may desire, and Creditor shall not be deemed to have waived any of its security rights or other rights by virtue of the order or fashion in which it elects to realize on the various security interests which it has to secure said debt, or by virtue of bringing any action to realize on any of the various security interests.

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(iii) Upon disposition by Creditor of any property in which Creditor has a security interest hereunder, Debtor shall be and remain liable for any deficiency; and Creditor shall account to Debtor for any surplus, but Creditor shall have the right to apply all or any part of such surplus to (or to hold the same as a reserve against) all or any liabilities of Debtor to Creditor then due, and in such order of application as Creditor may from time to time elect.

6. Miscellaneous.

(a) Expenses of Collection. Debtor shall be liable for reasonable attorneys’ fees, legal expenses and costs of collection incurred by Creditor in enforcing any of its rights or remedies under this Agreement and, without limiting the rights of Creditor, the proceeds of disposition may be applied, in Creditor’s discretion, to the payment of such reasonable attorneys’ fees (including fees for paralegal services), legal expenses and costs of collection.

(b) Waivers.

(i) Debtor waives protest of all commercial paper at any time held by Creditor on which Debtor is in any way liable, notice of nonpayment at maturity and except where required by law, notice of any action taken by Creditor, and hereby ratifies and confirms Creditor’s action.

(ii) No waiver by Creditor of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Creditor of any right or remedy shall preclude or affect any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement are cumulative to the provisions of any note or other writing evidencing any liability secured by this Agreement, and Creditor shall have all of the benefits, rights and remedies of and under any note or other writing evidencing any liability secured hereby.

(c) Time. Time is of the essence of this Agreement.

(d) Successors and Assigns. All rights of Creditor hereunder shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind the successors and assigns of Debtor.

(e) Release. Debtor releases Creditor from all claims for loss or damage caused by any act or omission on the part of Creditor, its officers, agents and employees, except willful misconduct.

(f) Governing Law. This Agreement and the legality, validity and performance of the terms hereof shall be governed by and enforced, determined and construed in all respects in accordance with the internal laws of the State of Florida applicable to contracts, transactions and obligations entered into and to be performed in

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Florida (except any choice of law provision of Florida law shall not apply if the law of a jurisdiction other than Florida would apply thereby, and except to the extent that Federal law would apply to determine the maximum rate of interest payable).

(g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. To the extent permitted by applicable law, Debtor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

(h) Jurisdiction and Venue. Debtor hereby agrees that any suit, action or proceeding with respect to this Agreement, any amendments or replacements hereof and any transactions related hereto or thereto may, at the option of Creditor, be brought in the state courts of, or in the federal courts in, the State of Florida having a situs within or whose jurisdiction includes Hillsborough County, Florida; and Debtor hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any suit, action or proceeding. Debtor hereby waives and agrees not to assert against Creditor (or any assignee thereof), by way of motion, as a defense, or otherwise, in any such suit, action or proceeding (1) any claim that it is not personally subject to the jurisdiction of the above named courts or that its property is exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution, and (2) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement, the notes or any amendments or replacements hereof or thereof may not be enforced in or by such courts.

(i) Waiver of Jury Trial. Debtor hereby knowingly and voluntarily waives any right that it may have to seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of this Agreement. Debtor acknowledges that the foregoing waiver has been a material inducement to Creditor in making the Loan to Debtor and that Debtor has made such waiver in good faith and without duress of any kind.

(j) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the parties at the following addresses or facsimile numbers:

If to Debtor:

BCH Mechanical, Inc.

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

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with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

If to Creditor, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn:   Douglas M. Bagge

     Assistant General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

(k) Termination. This Agreement is made for Collateral purposes only and the duties and obligations of Debtor under this Agreement shall terminate when all obligations to pay the Purchase Price and perform the obligations under Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement are paid in full and all obligations, covenants, conditions and agreements of Debtor contained therein are performed and discharged. Thereupon, this Agreement shall automatically terminate, and Creditor, at Debtor’s reasonable cost, shall execute and file all such further instruments and provide such further information and provide such other assurances as BCH Mechanical may reasonably request and/or as may be necessary or appropriate to terminate the security interest in the Collateral.

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(l) Survival. Notwithstanding any subsequent execution or delivery of any other, additional or future security agreements, this Agreement shall survive such execution or delivery of such other, additional or future security agreements, and shall not be deemed to merge into or with any other agreement, or to be superceded or replaced by such other security agreement.

[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DEBTOR:

BCH Mechanical, Inc., a Florida corporation

By:
Name:
Title:

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this          day of January, 2005, by                                                     , as                                                       of BCH Mechanical, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced a valid Florida driver’s license as identification.

NOTARY PUBLIC
(Type, Print or Stamp Name)
My Commission Expires:

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[SIGNATURE PAGE TO SECURITY AGREEMENT]

CREDITOR:

TECO Solutions, Inc., a Florida corporation

By:
Name:
Title:

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this          day of January, 2005, by                                              , as                                                   of TECO Solutions, Inc., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced a valid Florida driver’s license as identification.

NOTARY PUBLIC
(Type, Print or Stamp Name)
My Commission Expires:

10

Exhibit “C-2”

SECURITY AND ACCOUNTS RECEIVABLE SECOND PRIORITY

COLLATERAL ASSIGNMENT AGREEMENT

SECURITY AND ACCOUNTS RECEIVABLE SECOND PRIORITY

COLLATERAL ASSIGNMENT AGREEMENT

THIS SECURITY AND ACCOUNTS RECEIVABLE SECOND PRIORITY COLLATERAL ASSIGNMENT AGREEMENT (the “Agreement”) is made effective as of the 31st day of December, 2004, by and between TECO Solutions, Inc., a Florida corporation (“Creditor”), and BCH Mechanical, Inc., a Florida corporation (“BCH Mechanical” or “Debtor”).

W I T N E S S E T H:

WHEREAS, Creditor has sold all of the issued and outstanding shares of BCH Mechanical to BCH Holdings pursuant to that certain Stock Purchase Agreement (“Stock Purchase Agreement”) between BCH Holdings and Creditor of even date herewith;

WHEREAS, BCH Holdings has also agreed to indemnify the Creditor pursuant to the Stock Purchase Agreement;

WHEREAS, as security for BCH Holdings’ promise to pay the sum described in Sections 1.02 and 1.03 of the Stock Purchase Agreement and its promise to perform its obligations under the Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement, the Debtor has agreed to pledge and grant to Creditor a security interest in the Collateral (as defined below); and

WHEREAS, Creditor would not complete the sale of the Shares to BCH Holdings absent the grant of the security interest in the collateral described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties mutually agree as follows:

1. Recitals and Definitions. The foregoing recitals are true and correct and are incorporated herein by this reference. Unless otherwise defined herein, terms that are defined in the Stock Purchase Agreement and used herein are so used as so defined.

2. Security Interest. In consideration of the transfer of Shares to BCH Holdings in consideration of the Purchase Price and other obligations, including but not limited to the obligations outlined in Sections 1.02, 10.07 and 10.10 of the Stock Purchase Agreement, Debtor hereby delivers and grants to Creditor a security interest in, and hereby assigns, transfers, pledges and sets over to Creditor and agrees and acknowledges that Creditor, without further action on its part, has and shall continue to have a continuing security interest in all goods, fixtures, equipment, inventory, accounts, accounts receivable, contract rights, commissions, choses in action, money, general intangibles, documents, instruments and chattel paper and all other property of whatever nature of Debtor, now owned or hereafter acquired, and all proceeds (including insurance proceeds), products, replacements, additions, substitutions and accessions of and to all of the foregoing, which together collectively constitute and are hereafter designated as the “Collateral,” and which Collateral includes, without limitation, the following:

(a) A security interest in all of Debtor’s accounts and contract rights and all other forms of customer obligations, acquired or arising after December 31, 2004; and

(b) All proceeds, products, replacements, additions, substitutions and accessions of and to all of the foregoing.

Notwithstanding the foregoing, Creditor acknowledges that it has consented, in Section 1.05 of the Stock Purchase Agreement, to allowing a new lender to have a first priority security interest in the accounts receivable of the Debtor acquired or arising after December 31, 2004. Nothing herein shall be deemed or construed to waive, alter or amend the terms of any other security agreement or document given to Creditor by or on behalf of Debtor, except as expressly stated herein.

3. Obligation. This Agreement shall continue in full force and effect, and Creditor shall continue to have the security interest on the Collateral herein described to secure payment and performance of the Stock Purchase Agreement, and all other documents executed in connection therewith, and the payment and performance of all indebtedness and obligations from time to time owing by Debtor to Creditor under this Agreement so long as there is any outstanding indebtedness and liability whatsoever of Debtor to Creditor under the Stock Purchase Agreement, and all other documents executed in connection therewith, as the same may be amended, modified, extended or renewed. In the event of any default by Debtor under this Agreement or under the Stock Purchase Agreement, Creditor shall have a right to set-off against Debtor with regard to any sums of Debtor held by Creditor.

4. Representations, Warranties and Covenants of BCH Mechanical, Inc. BCH Mechanical hereby makes the following representations, warranties and covenants:

(a) The execution, delivery and performance by BCH Mechanical of this Agreement has been duly authorized by all necessary corporate action on behalf of BCH Mechanical and does not contravene (i) BCH Mechanical’s Articles of Incorporation, Bylaws and related governing documents; or (ii) any law, rule, regulation, agreement, indenture, mortgage, loan agreement, writ, judgment, injunction, decree or other instrument or order binding on or affecting BCH Mechanical or its assets and will not result in the creation of a lien, security interest or other charge or encumbrance (other than those created by this Agreement). No further action is necessary on the part of BCH Mechanical to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof and to carry out the transactions contemplated hereby. No authorization, approval or other actions by, and no notice to or filing with, any governmental agency or authority is required for the due execution, delivery and performance by BCH Mechanical of this Agreement.

(b) BCH Mechanical has good and indefeasible market title to the Collateral and will warrant and defend the Collateral against all claims. Except for the security interest herein granted and the security interest granted to a lender as provided for in Section 1.05 of the Stock Purchase Agreement, BCH Mechanical is the owner of the Collateral free from any lien, security interest or encumbrance, and BCH Mechanical will defend the Collateral against anyone claiming the same or any interest therein.

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(c) BCH Mechanical will not sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein without the prior written consent of Creditor, except as provided for in Section 1.05 of the Stock Purchase Agreement.

(d) No financing statement or other filing covering any of the Collateral or any of the proceeds thereof, other than a financing statement in favor of Creditor, is now on file in any public office. At any time and from time to time, upon the request of Creditor, BCH Mechanical will give, execute, file and/or record any notice, financing statement, continuation statement, instrument, document, agreement or assignment that Creditor may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or which Creditor may consider necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest. BCH Mechanical expressly consents to the use in filing or recording of this Agreement as a financing statement in such places and jurisdictions as Creditor may deem necessary or desirable. BCH Mechanical hereby appoints any officer of Creditor as BCH Mechanical’s attorney-in-fact to do any and every act which BCH Mechanical is obligated by this Agreement to do, including, without limitation, to execute financing statements in BCH Mechanical’s name, to make corrections and exercise all rights of BCH Mechanical in the Collateral, and to execute any and all papers and instruments and to do all other things necessary to preserve and protect the Collateral and to protect Creditor’s interest in the Collateral. Such power of attorney is coupled with an interest and is irrevocable and shall survive the insolvency or bankruptcy of BCH Mechanical.

(e) BCH Mechanical will perform all of its covenants and obligations under the Stock Purchase Agreement and any agreements delivered by it to Creditor.

(f) Except as provided for in Section 1.05 of the Stock Purchase Agreement, BCH Mechanical will not, without the prior written consent of Creditor, borrow from anyone except Creditor on the security of, or pledge or grant a security interest in, the Collateral to anyone except Creditor or permit any lien or encumbrance to attach to the Collateral, and any levy to be made thereon or any financing statement (except Creditor’s financing statement) to be on file with respect thereto, or to sell or offer to sell or otherwise transfer, encumber or impair the value of the Collateral or any interest therein. BCH Mechanical will keep the Collateral free from any adverse liens, security interests or encumbrances whatsoever.

(g) BCH Mechanical’s principal place of business and the office where its records concerning the Collateral are kept is located at 6354 118th Ave., N. Largo, FL, 33733. BCH Mechanical will immediately notify Creditor in writing of any change in the location of the place of business where records concerning the Collateral are kept.

(h) Creditor may enter onto BCH Mechanical’s property and may examine and inspect BCH Mechanical’s books, records, papers, and journals at any time or times upon reasonable advance written notice,, wherever located.

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(i) All taxes, levies or other charges upon the Collateral, including, without limitation, documentary stamp taxes, required to have been paid have been paid. BCH Mechanical shall pay and discharge when due all such taxes, levies or other charges on the Collateral or on account of or in connection with this Agreement.

(j) At BCH Mechanical’s expense, BCH Mechanical shall execute and file all such further instruments and provide such further information and perform such other options as Creditor may reasonably request and/or as may be necessary or appropriate to establish and maintain a valid and continuing security interest in the Collateral in favor of Creditor. All charges, expenses and fees that Creditor may incur in the filing or recording of the foregoing, and other taxes related thereto, shall be payable by BCH Mechanical. Creditor is hereby authorized to file such financing statements to perfect any security interests herein, together with any amendments and renewals thereto.

(k) BCH Mechanical shall not make any distributions with respect to its stock (other than to fund the payment of the Purchase Price by Purchaser), and shall not pay compensation or other amounts to Daryl W. Blume or any person related to Daryl W. Blume in excess of $175,000 per year in the aggregate for all such persons.

(l) BCH Mechanical shall operate in the ordinary course of business.

5. Defaults and Remedies.

(a) Defaults. Each of the foregoing shall constitute an event of default (“Event of Default”) hereunder:

(i) Default by Debtor in the performance of observance of any of the representations, warranties, covenants or other obligations of Debtor contained herein, if such failure shall continue for a period of ten (10) days after delivery of written notice thereof by Creditor to Debtor.

(ii) Non-payment when due of the Purchase Price under the Stock Purchase Agreement, time being of the essence, or the failure by Debtor to perform obligations under Sections 10.07 (Vehicle Agreements) or 10.10 (Bonding) of the Stock Purchase Agreement or this Agreement

(iii) Filing by or against Debtor of a petition in bankruptcy or for reorganization or arrangement under the bankruptcy Code.

(iv) Making a general assignment by Debtor for the benefit of creditors; the appointment of a receiver or trustee for Debtor or any of its assets; or the institution by or against Debtor of any insolvency proceedings or any proceeding for the dissolution or liquidation of Debtor.

(v) Material falsity in any certificate, statement, representation, warranty or audit at any time furnished to Creditor by or on behalf of Debtor or any other party liable for repayment of any part of the Loan pursuant to or in connection with this Agreement or otherwise and including any omission to

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disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to Creditor.

(b) Remedies. Upon the happening of an Event of Default, or at any time thereafter, such defects not having been previously cured, Creditor, at its option, without notice or demand, may:

(i) Creditor may avail itself of all rights and remedies granted a secured party under the Uniform Commercial Code or other applicable law including, without limiting the generality of the foregoing, the right to sell, assign and deliver the Collateral, or any part thereof, at public or private sale, at such place as Creditor may deem best. At such sale, Creditor shall have the right to purchase the Collateral, or any part thereof. At any such sale, Creditor may, in its discretion, restrict the prospective bidders or purchasers to persons who will represent and warrant that they are acquiring the Collateral, for their own account, for investment only and not with the view towards the resale or distribution thereof, and who will make such further representations and warranties as Creditor may, in its discretion, deem necessary or desirable to assure Creditor that such prospective bidders or purchasers are, with respect to the applicable federal and states’ securities laws and rules, suitable bidders or purchasers of such Collateral, which restrictions, as to prospective bidders and purchasers, the parties agree are commercially reasonable. The parties agree that written notice mailed to Debtor five (5) business days prior to the date of public sale of the Collateral, or five (5) business days prior to the date after which private sale or any other disposition of the Collateral will be made, shall constitute reasonable notice (all such notices, demands or advertisements of any kind being hereby expressly waived), but notice given in any other reasonable manner or any other reasonable time shall be sufficient.

(ii) Creditor may proceed against such security as Creditor has with respect to the debts hereby secured, in such fashion and in such order as Creditor may desire, and Creditor shall not be deemed to have waived any of its security rights or other rights by virtue of the order or fashion in which it elects to realize on the various security interests which it has to secure said debt, or by virtue of bringing any action to realize on any of the various security interests.

(iii) Upon disposition by Creditor of any property in which Creditor has a security interest hereunder, Debtor shall be and remain liable for any deficiency; and Creditor shall account to Debtor for any surplus, but Creditor shall have the right to apply all or any part of such surplus to (or to hold the same as a reserve against) all or any liabilities of Debtor to Creditor then due, and in such order of application as Creditor may from time to time elect.

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6. Miscellaneous.

(a) Expenses of Collection. Debtor shall be liable for reasonable attorneys’ fees, legal expenses and costs of collection incurred by Creditor in enforcing any of its rights or remedies under this Agreement and, without limiting the rights of Creditor, the proceeds of disposition may be applied, in Creditor’s discretion, to the payment of such reasonable attorneys’ fees (including fees for paralegal services), legal expenses and costs of collection.

(b) Waivers.

(i) Debtor waives protest of all commercial paper at any time held by Creditor on which Debtor is in any way liable, notice of nonpayment at maturity and except where required by law, notice of any action taken by Creditor, and hereby ratifies and confirms Creditor’s action.

(ii) No waiver by Creditor of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Creditor in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Creditor of any right or remedy shall preclude or affect any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement are cumulative to the provisions of any note or other writing evidencing any liability secured by this Agreement, and Creditor shall have all of the benefits, rights and remedies of and under any note or other writing evidencing any liability secured hereby.

(c) Time. Time is of the essence of this Agreement.

(d) Successors and Assigns. All rights of Creditor hereunder shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind the successors and assigns of Debtor.

(e) Release. Debtor releases Creditor from all claims for loss or damage caused by any act or omission on the part of Creditor, its officers, agents and employees, except willful misconduct.

(f) Governing Law. This Agreement and the legality, validity and performance of the terms hereof shall be governed by and enforced, determined and construed in all respects in accordance with the internal laws of the State of Florida applicable to contracts, transactions and obligations entered into and to be performed in Florida (except any choice of law provision of Florida law shall not apply if the law of a jurisdiction other than Florida would apply thereby, and except to the extent that Federal law would apply to determine the maximum rate of interest payable).

(g) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such

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provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. To the extent permitted by applicable law, Debtor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

(h) Jurisdiction and Venue. Debtor hereby agrees that any suit, action or proceeding with respect to this Agreement, any amendments or replacements hereof and any transactions related hereto or thereto may, at the option of Creditor, be brought in the state courts of, or in the federal courts in, the State of Florida having a situs within or whose jurisdiction includes Hillsborough County, Florida; and Debtor hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any suit, action or proceeding. Debtor hereby waives and agrees not to assert against Creditor (or any assignee thereof), by way of motion, as a defense, or otherwise, in any such suit, action or proceeding (1) any claim that it is not personally subject to the jurisdiction of the above named courts or that its property is exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution, and (2) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement, the notes or any amendments or replacements hereof or thereof may not be enforced in or by such courts.

(i) Waiver of Jury Trial. Debtor hereby knowingly and voluntarily waives any right that it may have to seek a jury trial in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon or arising out of this Agreement. Debtor acknowledges that the foregoing waiver has been a material inducement to Creditor in making the Loan to Debtor and that Debtor has made such waiver in good faith and without duress of any kind.

(j) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the parties at the following addresses or facsimile numbers:

If to Debtor:

BCH Mechanical, Inc.

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

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If to Creditor, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn:   Douglas M. Bagge

    Assistant General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

(k) Termination. This Agreement is made for Collateral purposes only and the duties and obligations of Debtor under this Agreement shall terminate when all obligations to pay the Purchase Price and perform the obligations under Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement are paid in full and all obligations, covenants, conditions and agreements of Debtor contained therein are performed and discharged. Thereupon, this Agreement shall automatically terminate, and Creditor, at Debtor’s reasonable cost, shall execute and file all such further instruments and provide such further information and provide such other assurances as BCH Mechanical may reasonably request and/or as may be necessary or appropriate to terminate the security interest in the Collateral.

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[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DEBTOR:

BCH Mechanical, Inc., a Florida corporation

By:
Name:
Title:

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this          day of January, 2005, by                                                     , as                                                       of BCH Mechanical, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced a valid Florida driver’s license as identification.

NOTARY PUBLIC
(Type, Print or Stamp Name)
My Commission Expires:

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[SIGNATURE PAGE TO SECURITY AGREEMENT]

CREDITOR:

TECO Solutions, Inc., a Florida corporation

By:
Name:
Title:

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this          day of January, 2005, by                                              , as                                                   of TECO Solutions, Inc., a Florida corporation, on behalf of the corporation. He/She is personally known to me or has produced a valid Florida driver’s license as identification.

NOTARY PUBLIC
(Type, Print or Stamp Name)
My Commission Expires:

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Exhibit “D”

SECURITY AGREEMENT (PERSONAL ASSETS)

PERSONAL PLEDGE AGREEMENT

THIS PERSONAL PLEDGE AGREEMENT dated effective as of December 31, 2004, is made and executed by and between TECO Solutions, Inc., a Florida corporation (“Creditor”) and Daryl W. Blume, a Florida resident (“Debtor”).

W I T N E S S E T H:

WHEREAS, Creditor has sold certain shares of BCH Mechanical, Inc. to BCH Holdings, Inc. pursuant to that certain Stock Purchase Agreement (“Stock Purchase Agreement”) between BCH Holdings, Inc. and Creditor of even date herewith;

WHEREAS, BCH Holdings, Inc. has also agreed to indemnify the Creditor pursuant to the Stock Purchase Agreement;

WHEREAS, Debtor is the majority owner of BCH Holdings, Inc.;

WHEREAS, as security for BCH Holdings, Inc.’s (i) promise to pay the sum described in Section 1.02 of the Stock Purchase Agreement (Purchase Price), and (ii) its promise to perform its obligations under Sections 10.07 (Vehicle Agreements) and 10.10 (Bonding) of the Stock Purchase Agreement (the promises to pay and obligations concerning the Purchase Price, Vehicle Agreements and Bonding, including all principal and interest together with costs and expenses for which Debtor is responsible under this Agreement shall collectively be referred to as the “Indebtedness”), the Debtor has agreed to pledge and grant to Creditor a security interest in the Collateral (as defined below); and

WHEREAS, Creditor would not complete the sale of the Shares to BCH Holdings absent the grant of the security interest in the collateral described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties mutually agree as follows:

1. Grant of Security Interest. For valuable consideration, Debtor grants to Creditor a security interest in the Collateral to secure the payment of, and not merely the collection of, the Indebtedness and agrees that Creditor shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Creditor may have by law.

2. Collateral Description. The word “Collateral” as used in this Agreement means all of Debtor’s right, title and interest, whether tangible or intangible in character, in all of the following:

a.	A Certificate of Deposit, issued by Colonial Bank, N.A., in the amount of $1,125,092.47, identified by account number 8034926504, and titled in the name of “Daryl W. Blume” (including but not limited to Debtor’s rights as “entitlement holder” and Debtor’s right or interest in the “security entitlement” represented by said account); and

b.	Shares in TECO Energy, Inc. (31,566 shares), original certificate to be held by Creditor in trust, but only for so long as Indebtedness exists; and

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In addition, the word “Collateral” includes all Income and Proceeds from the Collateral as defined herein.

Notwithstanding anything herein to the contrary, Debtor shall retain the voting rights of the TECO Energy, Inc. shares so long as there is no Event of Default.

3. Debtor’s Waivers and Responsibilities. Except as otherwise required under this Agreement or by applicable law, (A) Debtor assumes the responsibility for being and keeping informed about the Collateral; and (B) Debtor waives any defenses that may arise because of any action or inaction of Creditor in enforcing its rights hereunder, including without limitation any failure of Creditor to realize upon the Collateral or any delay by Creditor in realizing upon the Collateral.

4. Debtor’s Representations and Warranties. Debtor warrants that Debtor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Creditor.

5. Debtor’s Waivers. Debtor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Debtor or Debtor, or any other party to the Collateral. Creditor may do any of the following with respect to any obligation of Debtor, without first obtaining the consent of Debtor. (A) grant any extension of time for any payment, (B) grant any renewal, (C) permit any modification of payment terms or other terms, or (D) exchange or release any Collateral or other security. No such act or failure to act shall affect Creditor’s rights against Debtor or the Collateral.

6. Reserved

7. Representations and Warranties with Respect to the Collateral. Debtor represents and warrants to Creditor that:

a.	Ownership. Debtor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Creditor in writing prior to execution of this Agreement.

b.	Right to Pledge. Debtor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

c.	Authority; Binding Effect. Debtor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Creditor. This Agreement is binding upon Debtor as well as Debtor’s successors and assigns, and is legally enforceable In accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

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d.	No Further Assignment. Debtor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Debtor’s rights in the Collateral except as provided in this Agreement.

e.	No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Debtor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Debtor.

f.	No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party.

8. Financing Statements. Debtor authorizes Creditor to file a UCC-1 financing statement, or alternatively, a copy of this Agreement to perfect Creditors security interest. The execution, delivery or filing of a financing statement shall not relieve Debtor of any responsibilities or requirements under this Agreement or any other document regarding the obligation of Debtor to execute and deliver a “control agreement” regarding the Collateral described above, and the obligation of Debtor to obtain and deliver the consent by the securities intermediary to said “control agreement”. At Creditor’s request, Debtor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Creditor’s security interest in the Property, including but not limited to, any amendments or continuations of the financing statements. Debtor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Creditor is required by law to pay such fees and costs. Debtor irrevocably appoints Creditor to execute financing statements and documents of title in Debtor’s name and to execute all documents necessary to transfer title if there is a default. If Debtor changes Debtor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Debtor will promptly notify the Creditor of such change.

9. Creditor’s Rights and Obligations with respect to the Collateral. Creditor may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter Creditor shall deliver the Collateral to Debtor or to any other owner of the Collateral. Creditor shall have the following rights in addition to all other rights Creditor may have by law:

a.

Maintenance and Protection of Collateral. Creditor may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other experts. Creditor may charge Debtor for any cost incurred in so doing. When applicable law provides more than one method of

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perfection of Creditor’s security interest, Creditor may choose the method(s) to be used. If the Collateral consists of stock, bonds or other investment property for which no certificate has been issued, Debtor agrees, at Creditor’s request, either to request issuance of an appropriate certificate or to give instructions on Creditor’s forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Creditor’s security interest in the Collateral.

b.	Income and Proceeds from the Collateral. Creditor may receive all Income and Proceeds and add it to the Collateral. Debtor agrees to deliver to Creditor immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Debtor or for Debtor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

c.	Application of Cash. At Creditor’s option, Creditor may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Creditor shall choose, whether or not matured.

d.	Transactions with Others. Creditor may (1) extend time for payment or other performance, (2) grant a renewal or change In terms or conditions, or (3) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Creditor deems advisable, without obtaining the prior written consent of Debtor, and no such act or failure to act shall affect Creditor’s rights against Debtor or the Collateral.

e.	Collection of Collateral. Creditor at Creditor’s option may, but need not, collect the income and Proceeds directly from the Obligors. Debtor authorizes and directs the Obligors, if Creditor decides to collect the Income and Proceeds, to pay and deliver to Creditor all Income and Proceeds from the Collateral and to accept Creditor’s receipt for the payments.

f.

Power of Attorney. Debtor irrevocably appoints Creditor as Debtor’s attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Creditor’s own name or in the name of Debtor, or otherwise, which in the discretion of Creditor may seem to be necessary or advisable; (d) to execute in Debtor’s name and to deliver to the Obligors on Debtor’s behalf, at the

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time and in the manner specified by the Collateral, any necessary instruments or documents; and (e) to issue instructions to any securities intermediary pursuant to the “control agreement”, which instructions shall be conclusively deemed to be “effective” under the meaning given to that term under chapter 678 of the Florida Statutes.

g.	Perfection of Security Interest. Upon Creditor’s request, Debtor will deliver to Creditor any and all of the documents evidencing or constituting the Collateral, including but not limited to a “control agreement” in form satisfactory to Creditor and acknowledged by any securities intermediary having direct or indirect control over any of the Collateral. When applicable law provides more than one method of perfection of Creditor’s security interest, Creditor may choose the method(s) to be used. Upon Creditor’s request, Debtor will sign and deliver any writings necessary to perfect Creditor’s security interest. If any of the Collateral consists of securities for which no certificate has been issued, Debtor agrees, at Creditor’s option, either to request Issuance of an appropriate certificate or to execute appropriate instructions on Creditor’s forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Creditor’s security interest in the Collateral. Debtor hereby appoints Creditor as Debtor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement (but solely in connection with the Indebtedness pursuant to the terms of this Personal Pledge Agreement) or to demand termination of filings of other secured parties. This is a continuing Security Agreement and will continue in effect until all of the Indebtedness is paid in full and even though for a period of time Debtor may not be indebted to Creditor. Provided, however, that upon payment and performance of the Indebtedness in full, the Creditor shall, without delay, terminate the security interest, restore the Collateral to the Debtor, and terminate all filings in connection therewith.

10. Creditor’s Expenditures. If any action or proceeding is commenced that would materially affect Creditor’s interest in the Collateral or if Debtor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Debtor’s failure to discharge or pay when due any amounts Debtor is required to discharge or pay under this Agreement or any Related Documents, Creditor on Debtor’s behalf may (but shall not be obligated to) take any action that Creditor deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Creditor for such purposes will then bear interest at the prime rate of interest from the date incurred or paid by Creditor to the date of repayment by Debtor. All such expenses will become a part of the Indebtedness and, at Creditor’s

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option, will be payable on demand. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Creditor may be entitled upon Default.

11. DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a.	Payment Default. Debtor fails to make any payment or performance when due under the Indebtedness.

b.	False Statements. Any warranty, representation or statement made or furnished to Creditor by Debtor or Debtor or on Debtor’s or Debtor’s behalf under this Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

c.	Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

d.	Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Debtor or Debtor or by any governmental agency against any collateral securing the Indebtedness. However, this Event of Default shall not apply if there is a good faith dispute by Debtor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Debtor gives Creditor written notice of the creditor or forfeiture proceeding and deposits with Creditor monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Creditor, in Its sale discretion, as being an adequate reserve or bond for the dispute.

e.	Cure Provisions. If any default, other than a default in payment or failure to satisfy Creditor’s requirement in the Insufficient Market Value of Securities section is curable and if Debtor has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Debtor, after receiving written notice from Creditor demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Creditor deems in Creditor’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

12. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Creditor may exercise any one or more of the following rights and remedies:

a.	Collect the Collateral. Collect or liquidate any of the Collateral and, at Creditor’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

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b.	Sell the Collateral. Sell the Collateral, at Creditor’s discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Creditor shall give or mail to Debtor, and other persons as required by law, notice at feast ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. Debtor agrees that any requirement of reasonable notice as to Debtor is satisfied if Creditor mails notice by ordinary mail addressed to Debtor at the last address Debtor has given Creditor in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Creditor may be a purchaser at any public sale.

c.	Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Creditor is unable, or believes Creditor is unable, to sell the securities in an open market transaction, Debtor agrees that Creditor will have no obligation to delay sale until the securities can be registered. Then Creditor may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Debtor or any other owner of the Collateral is an affiliate of the issuer of the securities, Debtor agrees that neither Debtor, nor any member of Debtor’s family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Creditor’s prior written consent.

d.

Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, Creditor may exercise any or all of the following rights and remedies: (1) register with any issuer or broker or other securities intermediary any of the Collateral consisting of Investment property or financial assets (collectively herein, “investment property”) in Creditor’s sole

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name or in the name of Creditor’s broker, agent or nominee; (2) cause any issuer, broker or other securities intermediary to deliver to Creditor any of the Collateral consisting of securities, or investment property capable of being delivered; (3) enter into a control agreement or power of attorney with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as Creditor may deem appropriate, in its sole discretion, including without limitation, an agreement granting to Creditor any of the rights provided hereunder without further notice to or consent by Debtor; (4) execute any such control agreement on Debtor’s behalf and in Debtor’s name, and hereby irrevocably appoints Creditor as agent and attorney-In-fact, coupled with an interest, for the purpose of executing such control agreement on Debtor’s behalf; (5) exercise any and all rights of Creditor under any such control agreement or power of attorney; (5) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property. Any control agreement entered with respect to any Investment property shall contain the following provisions, at Creditor’s discretion. Creditor shall be authorized to instruct the Issuer, broker or other securities intermediary to take or to refrain from taking such actions with respect to the investment property as Creditor may instruct, without further notice to or consent by Debtor. Such actions may include without limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders. Creditor shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to Creditor. Any such control agreement shall contain such authorizations as are necessary to place Creditor in “control” of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize Creditor to issue “entitlement orders” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provisions of the Uniform Commercial Code.

e.	Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

f.	Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Debtor irrevocably appoints Creditor as Debtor’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Debtor and each of them (if more than one) as shall be necessary or reasonable.

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g.	Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

h.	Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, reasonable attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Creditor in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Debtor to Creditor, with any excess funds to be paid to Debtor as the interests of Debtor may appear. Debtor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

i.	Election of Remedies. Except as may be prohibited by applicable law, all of Creditor’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Creditor to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor’s failure to perform, shall not affect Creditor’s right to declare a default and exercise its remedies.

13. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

a.	Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b.	Attorneys’ Fees; Expenses. Debtor agrees to pay upon demand all of Creditor’s costs and expenses, including Creditor’s reasonable attorneys’ fees and Creditor’s legal expenses, incurred In connection with the enforcement of this Agreement. Creditor may hire or pay someone else to help enforce this Agreement, and Debtor shall pay the costs and expenses of such enforcement. Costs and expenses include Creditor’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-Judgment collection services. Debtor also shall pay all court costs and such additional fees as may be directed by the court.

c.	Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

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d.	Governing Law; Venue and Jurisdiction. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Florida. This Agreement has been accepted by Creditor in the State of Florida. The parties specifically consent to the courts of Hillsborough County as the sole venue and jurisdiction for any actions under this Agreement.

e.	No Waiver by Creditor. Creditor shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Creditor. No delay or omission on the part of Creditor In exercising any right shall operate as a waiver of such right or any other right. A waiver by Creditor of a provision of this Agreement shall not prejudice or constitute a waiver of Creditor’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Creditor, nor any course of dealing between Creditor and Debtor, shall constitute a waiver of any of Creditor’s rights or of any of Debtor’s obligations as to any future transactions. Whenever the consent of Creditor is required under this Agreement, the granting of such consent by Creditor in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Creditor.

f.	Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the parties at the following addresses or facsimile numbers:

If to Debtor:

Daryl W. Blume

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

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If to Creditor, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn:   Douglas M. Bagge

  Assistant General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

g.	Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

h.	Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Debtor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person

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other than Debtor, Creditor, without notice to Debtor, may deal with Debtor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Debtor from the obligations of this Agreement or liability under the Indebtedness.

i.	Time is of the Essence. Time is of the essence in the performance of this Agreement.

j.	Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

14. DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

a.	Agreement. The word “Agreement” means this Personal Pledge Agreement, as this Personal Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Personal Pledge Agreement from time to time.

b.	Debtor. The word “Debtor” means Daryl W. Blume.

c.	Collateral. The word “Collateral” means all of Debtor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

d.	Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

e.	Guaranty. The word “Guaranty” means the guaranty from Debtor to Creditor of even date herewith.

f.	Income and Proceeds. The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Debtor is entitled to receive on account of such Collateral, including accounts, documents, Instruments, chattel paper, and general intangibles.

g.	Creditor. The word “Creditor” means TECO Solutions, Inc., its successors and assigns.

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h.	Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

i.	Property. The word “Property” means all of Debtor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

j.	Related Documents. The words “Related Documents” mean the Stock Purchase Agreement and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Stock Purchase Agreement.

TECO Solutions, Inc.

By:
Its:
Name:

DEBTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PERSONAL PLEDGE AGREEMENT AND AGREED TO ITS TERMS. THIS AGREEMENT IS DATED EFFECTIVE AS OF DECEMBER 31, 2004.

DEBTOR:

Daryl W. Blume

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Exhibit “E”

GUARANTY

PERSONAL GUARANTY AGREEMENT

This PERSONAL GUARANTY is made effective as of the 31st day of December, 2004, by Daryl W. Blume, a resident of the State of Florida (hereinafter referred to as “BLUME” or “Guarantor”), in favor of TECO Solutions, Inc., a Florida corporation (hereinafter referred to as “Creditor”).

W I T N E S S E T H :

WHEREAS, BLUME is the majority stockholder of BCH Holdings, Inc.;

WHEREAS, BCH Holdings, Inc., is purchasing all of the issued and outstanding shares of stock of BCH Mechanical, Inc., pursuant to that certain Stock Purchase Agreement executed effective as of December 31, 2004 between BCH Holdings, Inc. as purchaser and TECO Solutions, Inc. as seller;

WHEREAS, BCH Holdings, Inc. and BCH Mechanical, Inc. are executing a Stock Pledge Agreement and a Security Agreement, both of even date herewith, in order to secure the obligations and duties owed by them to TECO; and

WHEREAS, as inducement for Creditor to enter into the Stock Purchase Agreement, without which Creditor would not have entered into the Stock Purchase Agreement, BLUME is executing this Guaranty in order to personally guaranty all of the obligations and duties of BCH Holdings, Inc. and BCH Mechanical, Inc. under the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and in the above referenced agreements, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BLUME agrees as follows:

1.	DEFINITIONS—As used herein the following terms shall have meanings indicated:

(a) “BCH Holdings” means BCH Holdings, Inc., a Florida corporation.

(b) “BCH Mechanical” means BCH Mechanical, Inc., a Florida corporation.

(c) “Creditor” means TECO Solutions, Inc., a Florida corporation.

(d) “Guarantor” means Daryl W. Blume.

(e) “Principal Debtor” means BCH Holdings and BCH Mechanical, collectively or individually.

(f) “Principal Debtor’s Liabilities” means all debts, obligations, and duties, whether absolute or contingent, of a Principal Debtor to Creditor, under the Stock Purchase Agreement of even date herewith.

This Guaranty has been executed and delivered contemporaneously with the execution of the Stock Purchase Agreement, all by and between Guarantor, Creditor, and Principal Debtor, and by this reference the terms and conditions of all of those agreements are incorporated herein and made a part hereof. Capitalized terms used in this Guaranty without definition shall have the respective meanings as set forth in the Stock Purchase Agreement.

2.	CONTINUING GUARANTY—Guarantor hereby unconditionally guarantees to Creditor the due payment and performance of all of Principal Debtor’s Liabilities and the payment of, and not merely the collection of, all obligations of the Debtor to the Creditor. This Guaranty is a continuing one and shall be effective and binding on Guarantor until all of Principal Debtor’s Liabilities to Creditor are satisfied.

3.	PAYMENT OF INTEREST OR PENALTIES—In addition to the primary obligations of Principal Debtor’s Liabilities to Creditor hereby guaranteed, Guarantor guarantees any interest or penalty payment due Creditor and any other default obligation or duty owed Creditor from Principal Debtor.

4.	PAYMENT OF COSTS—In addition to the obligations referenced above, Guarantor also guarantees payment of all costs and expenses (including reasonable attorneys’ fees and legal expenses, such attorneys’ fees and expenses to include, but not be limited to, fees and costs incurred in all matters of collection and enforcement, construction and interpretation, before, during and after trial proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings, creditors’ reorganization and arrangement proceedings or probate proceedings) of enforcing this Guaranty and enforcing the terms and provisions contained in the documents evidencing Principal Debtor’s Liabilities.

5.	UNCONDITIONAL LIABILITY—The liability of Guarantor hereunder is absolute and unconditional and shall not be affected in any way by reason of (a) any delay in enforcing or failure to enforce any such rights even if such rights are thereby lost, or (b) any delay in making demand on Guarantor for performance of Guarantor’s obligations hereunder.

6.	WAIVERS—Guarantor hereby waives all notices of any character whatsoever with respect to Principal Debtor’s Liabilities, including, but not limited to, notice of the acceptance hereof and reliance hereon, notice of the existence or future incurring of any of Principal Debtor’s Liabilities, of the amount, terms and/or conditions thereof, and of any defaults thereon, costs and expenses incurred and interest rates applicable thereto. Guarantor hereby consents to the taking of, or failure to take by Creditor, from time to time without notice, any action of any nature whatsoever with respect to Principal Debtor’s Liabilities, including, but not limited to, any postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and with respect to any actions by Creditor against any Person or Persons or against any property. Guarantor will remain fully liable hereon notwithstanding any of the foregoing. Guarantor hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting the liability of Guarantor hereunder, including without limitation (a) all defenses whatsoever to Guarantor’s liability hereunder except the defense of satisfaction by Principal Debtor of the referenced obligation, debt or duty, and (b) all right to stay of execution and exemption of property in any action to enforce the liability of Guarantor hereunder.

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7.	NOTICES— All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the parties at the following addresses or facsimile numbers:

If to Guarantor:

Daryl W. Blume

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

If to Creditor, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn: Douglas M. Bagge

Assistant General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii)

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if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

8.	ENFORCEMENT—Guarantor and Creditor agree and acknowledge that an action to enforce this Guaranty Agreement may be brought or conducted in Hillsborough County, Florida, and that this Guaranty is subject to and shall be construed under the laws of the State of Florida, without reference to any choice of law provision thereof.

9.	WAIVER OF JURY TRIAL—EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

10.	MISCELLANEOUS—Any failure of Creditor to execute any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time. This Guaranty shall inure to the benefit of Creditor, its successors, assigns, and endorsees, and shall be binding upon Guarantor, and Guarantor’s executors, administrators, successors, assigns, and other legal representatives. Guarantor intends this to be a sealed instrument and to be legally bound hereby.

11.	TERMINATION AND RELEASE. At such time as the Principal Debtor’s Liabilities shall have been performed and paid in full, this Guaranty shall automatically terminate and Guarantor shall be released from this Personal Guaranty without delivery of any instrument or performance of any act by any party. At the request and expense of Guarantor following any such termination, the Creditor shall promptly execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination. In the event any payment to Creditor in respect of the Principal Debtor’s Liabilities is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder in respect of such Principal Debtor’s Liabilities as if such payment had not been made.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Executed at Tampa, Florida, as of the date first referenced above.

WITNESSES:	GUARANTOR

Name:
Signing solely as a witness	Daryl Blume

Sworn to and subscribed before me this          day of January, 2005, by Daryl Blume:

Personally Known
or	Signature of Notary Public

Produced Identification
Print, Type or Stamp Name of Notary Public

Accepted and Agreed:

TECO SOLUTIONS, INC.

By:
W. N. Cantrell, as President

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Exhibit “F”

NON-COMPETITION AGREEMENT

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (herein the “Non-Competition Agreement”) is made and entered into effective the 31st day of December, 2004 between TECO Solutions, Inc., a Florida corporation (“Seller”), and BCH Holdings, Inc., a Florida corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that Stock Purchase Agreement of even date herewith (hereinafter the “Agreement”) for the sale by Seller and the purchase by Buyer of shares in BCH Mechanical, Inc. (the “Company”) as defined and described in the Agreement, and

WHEREAS, pursuant to the Agreement, Seller has agreed to comply with this Non-Competition Agreement.

NOW, THEREFORE, in consideration of the payments to be made pursuant to the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller do hereby agree as follows:

1. Covenant Not to Compete. Except as permitted herein, Seller will not, for a period of three (3) years after the Closing, without Buyer’s written consent, directly or indirectly, through any employee or Affiliate of Seller, compete with the business, products and services of the Company within the State of Florida (the “Territory”). As use herein, the term “compete” shall include, but not be limited to, promotion, solicitation of customers in, participation in or engagement in any activity or other business, whether as a partner, contractor, shareholder, or otherwise in competition with the business engaged in by Company at the time this Non-Competition Agreement is executed. Notwithstanding anything herein to the contrary, nothing shall prohibit Seller or any Affiliate from competing with the business, products or services of the Company within the Territory to the extent that Seller or such Affiliate currently engages or offers any such business, products or services. “Affiliate” shall be defined to mean any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities or other equity interests of another Person shall be deemed to control that Person. When Affiliate refers to Seller’s Affiliate, the Company shall not be considered part of the definition of “Affiliate.” “Person” shall be defined to mean any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

2. Covenant Not to Solicit or Recruit Employees. Seller will not, for a period of three (3) years after the Closing, without Buyer’s written consent, solicit or recruit employment of any employee of the Company (other than any general solicitation or recruitment not directed specifically to said employees).

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3. Reasonableness of Restrictions. Seller has carefully read and considered the provisions of this Non-Competition Agreement and having done so, agrees that the restrictions set forth herein, including but not limited to the time periods of restrictions and the geographical area of restriction set forth as the Territory, are fair and reasonable and are reasonably required for the protection of the interests of Buyer.

4. Violations. Seller acknowledges and agrees that the covenants and obligations of Seller under this Non-Competition Agreement relate to special, unique and extraordinary matters and that the violation or threatened violation of any of the terms of such covenants and obligations may cause Buyer irreparable injury which cannot be reasonably or adequately compensated in damages and in addition to any other relief to which Buyer may be entitled by reason of such violation, including but not limited to the recovery from Seller of reasonable attorney’s fees incurred in the enforcement of this Non-Competition Agreement as provided in Section 11 below.

5. Injunctive and Other Relief. Seller acknowledges and agrees that the covenants contained herein are fair and reasonable in light of the consideration paid hereunder and that damages alone may not be an adequate remedy for any breach by Seller of his covenants contained herein and accordingly, expressly agrees that in addition to any other remedies which Buyer may have, Buyer may also be entitled to permanent and temporary injunctive and other equitable relief (without the requirement of securing or posting any bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Seller from committing any violation of the covenants and obligations of Seller under this Non-Competition Agreement. Nothing herein shall prevent or delay Buyer from seeking in any court of competent jurisdiction specific performance or other equitable remedies in the event of any breach or intended breach by Seller of any of his obligations hereunder.

6. Covenant Regarding Trade Secrets and Confidential Information of Company. For a period of one (1) year after the Closing, unless it has received Buyer’s written consent to the contrary, or unless the Confidential Information (defined below) is in the public domain through no action of Seller, Seller, its officers, directors and shareholders, will:

(a) Not copy, reproduce or use any of the Confidential Information in connection with a business which is substantially similar to the business of the Company;

(b) Not disclose or provide any of the Confidential Information to any third party for use in a business which is substantially similar to the business of the Company;

(c) Not disclose any of the Confidential Information to its employees, agents or representatives for use in a business which is substantially similar to the business of the Company; and

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(d) Maintain the Confidential Information with at least the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature.

Notwithstanding the foregoing, either Seller or Buyer will be entitled to disclose Confidential Information to the extent required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction.

For the purposes of this Section 6 of the Non-Competition Agreement, “Confidential Information” shall be defined to include any trade secrets as defined in Chapter 812 of the Florida Statutes, of the Company, or commercial or financial information of the Company provided in a written form by or on behalf of the Company.

7. Covenant Regarding Confidential Information of Seller. For a period of one (1) year after the Closing, unless it has received Seller’s written consent to the contrary, or unless the Confidential Information (defined below) is in the public domain through no action of Buyer, Buyer, its officers, directors and shareholders, will:

(a) Not copy, reproduce or use any of the Confidential Information in connection with a business which is substantially similar to the business of the Company;

(b) Not disclose or provide any of the Confidential Information to any third party for use in a business which is substantially similar to the business of the Company;

(c) Not disclose any of the Confidential Information to its employees, agents or representatives for use in a business which is substantially similar to the business of the Company; and

(d) Maintain the Confidential Information with at least the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature.

Notwithstanding the foregoing, either Seller or Buyer will be entitled to disclose Confidential Information to the extent required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction.

For the purposes of this Section 7 of the Non-Competition Agreement, “Confidential Information” shall be defined to include any trade secrets of the Company as defined in Chapter 812 of the Florida Statutes, or commercial or financial information of the Seller or its Affiliates provided in a written form by or on behalf of the Seller or it Affiliates.

8. Notices and Cure. In the event Buyer believes that Seller has violated any provision of this Non-Competition Agreement, Buyer shall give the Seller, written notice thereof, specifying in detail in the notice the violation and give Seller thirty (30) days, within which to cure said violation. If Seller does not cure said violation within said thirty (30) days, Buyer may seek any relief provided by law including but not limited to the remedies provided herein.

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9. Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN HILLSBOROUGH COUNTY OR THE COURTS OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA HAVING SUBJECT MATTER JURISDICTION AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND SUCH OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, EACH PARTY HEREBY (I) ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (II) IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT (AFTER ANY AND ALL APPEALS) OF ANY SUCH COURT WITH RESPECT TO SUCH DOCUMENTS, (III) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDINGS WITH RESPECT TO SUCH DOCUMENTS BROUGHT IN ANY SUCH COURT, AND FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (IV) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THE SIGNATURE BLOCK BELOW, OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED AND (V) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT TO BRING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION.

10. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

11. Attorney’s Fees. If any action or proceeding relating to this Non-Competition Agreement or the enforcement of any provision of this Non-Competition Agreement brought against any other party hereto, the prevailing party shall be entitled to recover reasonable attorney’s fees, costs and disbursements in addition to any other relief to which the prevailing party may be entitled.

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12. Setoff. This Non-Competition Agreement is entered pursuant to and as a part of the Stock Purchase Agreement. All monies to be paid to Seller pursuant to the Stock Purchase Agreement are subject to Buyer’s right to setoff, if any, to the extent provided by law.

13. Miscellaneous.

(a) Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Non-Competition Agreement shall not effect the other provisions or other parts hereof. It is the intention of the parties to this Non-Competition Agreement that the non-competition covenants contained in this Non-Competition Agreement as well as the non-disclosure and non-pirating provisions of this Non-Competition Agreement shall be enforced to the greatest extent in time, area and degree of participation as is permitted by the law of the state of Florida whose law is to be applicable to any acts allegedly in breach of any covenants contained in this Non-Competition Agreement. To this end, the parties to this Non-Competition Agreement agree that if any court determines that any one or more of the restrictive covenants contained in the Non-Competition Agreement is unenforceable because of the duration of such provision, the Prohibited Activity or the territory covered thereby, such court shall have the power to reduce the duration, activities or territory of such provision and in its reduced for, such provision shall then be enforceable and shall be enforced.

(b) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (Certified Mail, Return Receipt Requested) to the Parties at the following addresses or facsimile numbers:

If to Purchaser:

BCH Holdings, Inc.

6354 118th Ave., N.

Largo, FL, 33733

Facsimile: 727-545-1801

with a copy to:

Philip W. Engle

Attorney At Law

P.O. Box 800022

Roswell, GA 30075

Facsimile 678-352-0489

If to Seller, to:

TECO Solutions, Inc.

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-4643

Attn: Bruce Narzissenfeld

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with a copy to:

TECO Energy, Inc.

Legal Department

702 North Franklin Street

Tampa, Florida 33602

Facsimile No.: (813) 228-1328

Attn:   Douglas M. Bagge

           Assistant General Counsel

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt but with subsequent confirmation by other permitted means, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

(c) Entire Agreement; Modification. This Non-Competition Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supercedes all prior agreements and understandings with respect thereto, excepting only the Stock Purchase Agreement to which this Non-Competition Agreement shall act to supplement. Any amendment, modification or waiver of this Non-Competition Agreement shall not be effective unless in writing. Neither the failure or any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence, be construed as a waiver of any right, remedy, power or privilege with respect to any other occurrence.

(d) Headings; Counterparts. The headings of sections in this Non-Competition Agreement are for convenience only and shall not affect its interpretation. This Non-Competition Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute but one and the same Non-Competition Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have set their hands and affixed their seals effective this the 31st day of December, 2004.

SELLER:

TECO SOLUTIONS, INC.

By:
W. N. Cantrell
President

PURCHASER:

BCH Holdings, Inc.

By:
Daryl W. Blume
President

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